UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to
Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

SFN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 7, 2011

To our Stockholders:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the annual meeting of stockholders of SFN Group, Inc.

As shown in the notice enclosed, the annual meeting will be held at 9:00 a.m. (Eastern Daylight Time) on Tuesday, May 17, 2011 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.  At the annual meeting we will be acting on the matters described in this proxy statement.  If you will need directions to the annual meeting, or if you require special assistance at the annual meeting because of a disability, please contact Ms. Dahlton Bennington at (954) 308-8427.

We hope you will be able to attend our annual meeting.  However, whether or not you are personally present, it is important that your shares be represented at this meeting to assure the presence of a quorum.  Whether or not you plan to attend the annual meeting, you are urged to cast your vote as soon as possible.

Thank you for your support.

Sincerely,

Roy G. Krause President & Chief Executive Officer	James J. Forese Chairman

SFN GROUP, INC.
_____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________

To Be Held
Tuesday, May 17, 2011

9:00 a.m. EDT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of SFN GROUP, INC., a Delaware corporation (the “Company”), will be held at 9:00 a.m. (Eastern Daylight Time) on Tuesday, May 17, 2011 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.  At the Annual Meeting, our stockholders will be asked to consider and vote upon the following matters:

1.        The election of three Class III members of the Board of Directors to hold office until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

2.        The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2011 fiscal year.

3.        The approval of the Company’s Amended and Restated 2006 Stock Incentive Plan.

4.        The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

5.       The approval, on an advisory basis, of the frequency for future advisory votes on the compensation of the Company’s Named Executive Officers.

6.     The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 18, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS,
Thad S. Florence
Secretary

Fort Lauderdale, Florida
April 7, 2011

—IMPORTANT— WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY VOTE IN PERSON. THANK YOU FOR VOTING PROMPTLY.

TABLE OF CONTENTS
ABOUT THE ANNUAL MEETING ……………………………………………………………………………..	1
Purpose of the Annual Meeting ……………………………………………………………………………………	1
Voting at the Annual Meeting ………………………………………………………………………………………	1
Voting Rights of the Holders of Our Common Stock ………………………………………………………………...	1
Quorum ……………………………………………………………………………………………………………...	1
Notice Regarding Availability of Proxy Materials …………………………………………………….....................	2
How to Vote ……………………………………………………………………………………………....................	2
Changing Your Vote ………………………………………………………………………………………....................	3
The Board’s Recommendations ……………………………………………………………………………………...	3
Required Vote for Approval …………………………………………………………………………….....................	3

CORPORATE GOVERNANCE AND BOARD MATTERS …………………………………………………...	4
General ……………………………………………………………………………………………………………...	4
Board Committees …………………………………………………………………………………………………..	4
Director Independence; Board Leadership Structure ……………………………………………………………….	5
Director Selection Process …………………………………………………………………………………………..	5
Board Compensation ………………………………………………………………………………………………..	6
Certain Relationships and Related Transactions ……………………………………………………………………	8
Corporate Governance Guidelines, Board Oversight of Enterprise Risk, and Code of Ethics ……………………..	8
Communication with the Board ……………………………………………………………………………………..	8
Stockholder Proposals ……………………………………………………………………………………………..	8

EXECUTIVE COMPENSATION………………………………………………………………………………...	9
Compensation Committee Governance ……………………………………………………………………………..	9
Compensation Policies and Practices as they Relate to Risk Management ………………………………………...	9
Compensation Committee Interlocks and Insider Participation …………………………………………………….	10
Compensation Committee Report …………………………………………………………………………………..	10
Compensation Discussion and Analysis …………………………………………………………………………….	11
Compensation Philosophy and Objectives ………………………………………………………………………….	13
Oversight of Executive Compensation Programs …………………………………………………………………...	13
Key Compensation Elements ……………………………………………………………………………………….	15
Summary Compensation Table ……………………………………………………………………………………..	22
Grants of Plan-Based Awards ………………………………………………………………………………………	23
Outstanding Equity Awards at Fiscal Year-End ……………………………………………………………………	25
Options Exercised and Stock Vested During Fiscal 2010 …………………………………………………………..	26
Nonqualified Deferred Compensation ………………………………………………………………………………	27
Potential Payments on Account of Retirement, Termination without Cause, Termination on Change
in Control, Death/Disability or Resignation ……………………………………………………………...	28
Post-Termination and Change in Control Benefits as of December 26, 2010 ……………………………………...	29

AUDIT-RELATED MATTERS …………………………………………………………………………………..	30
Audit Committee Report ……………………………………………………………………………………………	30
Audit and Non-Audit Fees …………………………………………………………………………………………..	31
Pre-Approval Policies and Procedures ……………………………………………………………………………...	31

ITEMS TO BE VOTED ON ………………………………………………………………………………………	32
Item 1 – Election of three Class III members of the Board of Directors ……………………………………………	32
Item 2 – Ratification of the Appointment of Auditors ……………………………………………………………...	35
Item 3 – Approval of the Amended and Restated 2006 Stock Incentive Plan ……………………………………...	35
Item 4 – Advisory Vote on the Compensation of the Company’s Named Executive Officers ……………………..	44
Item 5 – Advisory Vote on the Frequency for Future Advisory Votes on the Compensation of the Company’s
Named Executive Officers ……………………………………………………………………………….	46
Other Matters ………………………………………………………………………………………………………..	47

OTHER INFORMATION ………………………………………………………………………………………...	47
Security Ownership of Certain Beneficial Owners and Management ………………………………………………	47
Section 16(a) Beneficial Ownership Reporting Compliance ……………………………………………………….	50
Equity Compensation Plan Information …………………………………………………………………………….	50
Proxy Solicitation Costs …………………………………………………………………………………………….	50
Householding; Availability of Materials ……………………………………………………………………………	50

ANNEX A …………………………………………………………………………………………………………..	A-1

ANNEX B …………………………………………………………………………………………………………..	B-1

2011 ANNUAL MEETING OF STOCKHOLDERS
OF
SFN GROUP, INC.

_____________

PROXY STATEMENT
_____________

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SFN Group, Inc., a Delaware corporation (“SFN” or the “Company”), of proxies from the holders of our common stock, $0.01 par value per share (the “Common Stock”), for use at our 2011 Annual Meeting of Stockholders to be held pursuant to the enclosed Notice of Annual Meeting, at 9:00 a.m. (Eastern Daylight Time) on Tuesday, May 17, 2011, at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 308-7600, or at any adjournments or postponements thereof (the “Annual Meeting”).

This Proxy Statement and the form of proxy (“Proxy Card”) are first being made available to stockholders on April 7, 2011.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting attached to this Proxy Statement.  In addition, management will respond to questions by stockholders.

Voting at the Annual Meeting

Only stockholders of record at the close of business on March 18, 2011, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the Common Stock that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

Voting Rights of the Holders of Our Common Stock

Each stockholder is entitled to one vote on each matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder at the close of business on the Record Date.  Therefore, if you owned 100 shares of Common Stock at the close of business on March 18, 2011, you can cast 100 votes for each matter properly presented at the Annual Meeting.  Stockholders do not have a right to cumulate their votes for directors.

Quorum

The presence at the Annual Meeting of a majority of Common Stock issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy, will constitute a quorum, permitting us to conduct business at the Annual Meeting.  As of the Record Date, there were 50,922,242 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting.  Thus, the presence of the holders of Common Stock representing at least 25,461,122 shares will be required to establish a quorum.  If less than a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, the holders of a majority of the shares actually represented may adjourn the Annual Meeting to another date, time and place.

Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum.  Abstentions are counted as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.  However, a broker non-vote on a matter is considered as not entitled to vote on that matter and thus is not counted as a vote cast in determining whether a matter has been approved.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, during the Annual Meeting and during the ten day period prior to the Annual Meeting.

NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials via the Internet.  We believe that the "notice and access" process will expedite the receipt of proxy materials, reduce our printing and mailing expenses and reduce the environmental impact of producing materials required for the Annual Meeting.  A Notice Regarding Availability of Proxy Materials (“Notice”) will be mailed to most of our registered stockholders and beneficial owners.  The Notice contains instructions on how to access the proxy materials on the Internet, how to vote, and how to request printed copies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011

Our 2010 Annual Report on Form 10-K and this Proxy Statement are available at www.proxyvote.com.  Please have the 12-digit control number on the Notice available to access these documents.

How to Vote

Depending on how you hold your Common Stock, there are several ways in which you may vote:

•         Vote by Telephone.  You may vote by telephone by following the instructions included with the Notice.  The deadline for voting by telephone is 11:59 p.m. (Eastern Daylight Time) on May 16, 2011.  For those “street name” stockholders (stockholders whose shares are held through a broker or nominee) who wish to vote by telephone, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

•         Vote on the Internet.  You may vote electronically through the Internet by following the instructions included with the Notice.  The deadline for voting electronically using the Internet is 11:59 p.m. (Eastern Daylight Time) on May 16, 2011.  For those “street name” stockholders who wish to vote by using the Internet, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote using the Internet.

•         Vote by Proxy Card.  You may vote by Proxy Card if you request proxy materials, which include a Proxy Card, as set forth in the Notice.

•         Attend the Annual Meeting in person.  Any stockholder may attend the Annual Meeting in person and vote their shares in person; however, if you are a “street name” stockholder and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

•         401(k) Plan stockholders.  If you participate in SFN’s 401(k) plan, you may vote the amount of shares of Common Stock credited to your account as of the Record Date.  You may vote by instructing JPMorgan Chase Bank N.A., the trustee of the 401(k) plan, pursuant to the instruction card being delivered with this Proxy Statement to plan participants.  The trustee will vote your shares in accordance with your duly executed instructions if received by May 13, 2011.  If you do not send timely instructions, the nonvoted whole and fractional shares will be voted by the trustee in the same proportion that it votes the whole and fractional shares for which it did receive timely voting instructions.

No matter what method you ultimately decide to use to vote your Common Stock, we urge you to vote promptly.

Changing Your Vote

You may change your vote at any time before your proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date; however, no such revocation or subsequent proxy will be effective unless and until written notice of the revocation or subsequent proxy is received by us at or prior to the Annual Meeting.

For 401(k) shares, you may revoke previously given voting instructions on or before May 13, 2011 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

The Board’s Recommendations

The Board’s recommendations are set forth together with the description of each item in this Proxy Statement.  In summary, the Board recommends a vote:

•         “for” election of the nominated Class III directors (see Item 1);

•         “for” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2011 fiscal year (see Item 2);

•         “for” approval of the Company’s Amended and Restated 2006 Stock Incentive Plan (see Item 3);

•         “for” approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (see Item 4); and

•         “for” a frequency of  every “1 year” for future advisory votes on the compensation of the Company’s Named Executive Officers (see Item 5).

Unless you give other instructions, the persons named proxy holders will vote in accordance with the recommendations of the Board.  With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Required Vote for Approval

Election of Directors; Frequency of Stockholder Vote on Named Executive Officer Compensation.  The affirmative vote of a plurality of the votes of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors and the determination of the frequency of the stockholder advisory vote on Named Executive Officer compensation.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.  Similarly, a properly executed proxy marked “ABSTAIN” with respect to the determination of the frequency of the stockholder advisory vote on Named Executive Officer compensation will not be voted with respect to any of the frequency options.

Other Items.  For each other item, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted as representing a share or shares represented by proxy and entitled to vote at the Annual Meeting.  Accordingly, an abstention will have the effect of a negative vote.

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion.  Under the rules of the New York Stock Exchange (“NYSE”), brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, such as the ratification of the selection of our independent registered public accounting firm.  Under recent NYSE rule changes, a broker does not have the discretion to vote on the election of directors and, as a result, any broker that is a member of the NYSE will not have the discretion to vote on the election of directors.  Furthermore, a broker does not have the discretion to vote on the Company’s Amended and Restated 2006 Stock Incentive Plan, the compensation of the Company’s Named Executive Officers, and the frequency of the vote on the compensation of the Company’s Named Executive Officers.  A broker non-vote will have no effect on the proposals.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

There are currently nine members of the Board:

James J. Forese, Chairman

Steven S. Elbaum

William F. Evans

Lawrence E. Gillespie, Sr.

Roy G. Krause

J. Ian Morrison

David R. Parker

Barbara Pellow

Anne Szostak

The Board held five meetings during the fiscal year ended December 26, 2010 (“Fiscal 2010”).  All directors who served during the entire Fiscal 2010 attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during Fiscal 2010.  Mr. Gillespie also attended at least seventy-five percent of such meetings measured from the time he was elected to the Board on April 2, 2010.  We do not have a formal policy regarding attendance by members of the Board at the annual meeting of stockholders, but we encourage directors to attend and historically, most have done so.  At our last annual meeting of stockholders, held on May 18, 2010, all of our directors attended.

Board Committees

The standing committees of the Board include: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  The following table sets forth Committee memberships as of the date of this Proxy Statement.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
James J. Forese			**
Steven S. Elbaum	*		*
William F. Evans	**		*
Lawrence E. Gillespie, Sr.	*		*
Roy G. Krause
J. Ian Morrison		*	*
David R. Parker	*		*
Barbara Pellow		*	*
Anne Szostak		**	*

____________________

*	Member
**	Chair

The functions of the Audit Committee and its activities during Fiscal 2010 are described below in the Audit Committee Report.  The Audit Committee held 12 meetings during Fiscal 2010.  All members of the Audit Committee are “independent” within the meaning of the listing standards of the NYSE and meet financial literacy and management expertise requirements.  Chairman William F. Evans has been designated by the Board as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended.  The charter of the Audit Committee is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida  33309.

All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE.  The Compensation Committee grants stock and equity-linked awards, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s (“CEO”) annual compensation, evaluates the performance and approves the compensation of  our Named Executive Officers (as defined on page 11), administers our equity-based plans, and reviews and makes recommendations to the Board concerning compensation for directors and approval of compensation plans requiring stockholder approval.  For further information on the Compensation Committee's processes and procedures for consideration and determination of executive compensation, see the Compensation Discussion and Analysis elsewhere in this Proxy Statement.  The Compensation Committee held five meetings during Fiscal 2010.  The charter of the Compensation Committee is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida  33309.

The Corporate Governance and Nominating Committee is comprised of all of the independent, non-employee directors and meets regularly in executive session without the presence of the CEO or other management.  These executive sessions are presided over by the Committee’s Chairman who is selected annually by the Board.  During Fiscal 2010, James J. Forese, as the Committee's Chairman, presided over the executive sessions.  The primary functions of the Corporate Governance and Nominating Committee include (i) developing and recommending to the Board a set of corporate governance guidelines; (ii) reviewing and recommending to the Board roles and compositions of the various Board committees; (iii) evaluating the performance of the Board; (iv) evaluating the performance of senior management; and (v) identifying and recommending nominees for election as directors.  The Corporate Governance and Nominating Committee held four meetings during Fiscal 2010.  The charter of the Corporate Governance and Nominating Committee is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to the Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.

Director Independence; Board Leadership Structure

The provisions of our Governance Principles regarding director independence meet the listing standards of the NYSE.  A copy of our Governance Principles is also available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.  The Board has determined that all of its current members are “independent” within the meaning of these standards, with the exception of Roy G. Krause, who is also our President and Chief Executive Officer.  The Board has determined that each independent director has no material relationship with the Company, other than in their capacity as an independent director and stockholder.  The Board has the ability to retain outside advisors as it deems necessary in the performance of its duties.

The positions of Chairman and Chief Executive Officer are separate at SFN, in accordance with our Governance Principles adopted by the Board.  James J. Forese serves as our Chairman and Roy G. Krause serves as our President and Chief Executive Officer.  The Board believes that this segregation avoids conflicts that may arise as the result of combining the roles, and effectively maintains independent oversight of management.

Director Selection Process

The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders.  The Committee has also retained, from time to time, a third-party executive search firm to identify candidates upon request of the Committee.  A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.  The Corporate Governance and Nominating Committee will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our Restated By-laws relating to stockholder nominations as described in “Stockholder Proposals” on page 8.

Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.  If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee.  The Committee then evaluates the prospective nominee against the standards and qualifications set out in the charter of the Corporate Governance and Nominating Committee, including:

•         the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties;

•         the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•         the prospective nominee’s character and integrity;

•         the prospective nominee’s ability to be free of any conflict of interest; and

•         the prospective nominee’s diversity of experience, background, gender, race and age.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Board Compensation

Non-employee directors receive an annual retainer.  The annual retainer is determined by the Board each year and is effective for a twelve-month period commencing on the date of the Board meeting coinciding with the Company’s annual meeting.  For 2010, this twelve-month period commenced on May 18, 2010.  The Board may designate the manner in which the annual retainer shall be payable including, but not limited to, in cash, in shares of our Common Stock or in any combination thereof, and may permit up to 100% of the annual retainer to be deferred and paid to the directors in the form of Restricted Stock Units with a voluntary deferral feature (“RSUs”).  The annual retainer payable to each non-employee director is currently set at $35,000.  The Chairman of the Board receives an additional annual retainer in the amount of $125,000 payable in cash, RSUs or stock options, at the election of the Board.  In 2010, the Board elected to pay the Chairman in cash.  In addition, the Chairpersons of the Audit and Compensation Committees receive an additional annual retainer in the amount of $20,000, payable in cash.

Additionally, non-employee directors are compensated at the rate of $2,000 per Board meeting attended and between $500 and $1,500 per Committee meeting attended (depending on meeting length), all payable in cash.  Directors are reimbursed for expenses incurred by them in connection with our business.  In addition, Messrs. Evans and Morrison participate in certain of our health benefit plans for which they pay a premium to the Company.

In 2010, each non-employee director was entitled to receive an annual grant of RSUs in an amount equal to $75,000 based on the value of the underlying Common Stock, vesting on the first anniversary of the date of grant.  In 2010, 9,004 RSUs were granted to each non-employee director on May 18, 2010 and will vest on May 18, 2011.

All grants of Common Stock to non-employee directors are subject to a cap of 30,000 shares per non-employee director in any fiscal year, pursuant to our 2006 Stock Incentive Plan.

Non-employee directors are required to meet certain stock ownership guidelines.  Prior to February 2011, each director was required to own and hold a minimum of 10,000 shares of our Common Stock.  New directors had two years from the date of election to comply with this requirement.  In February 2011, the Board adopted new director stock ownership requirements.  Under the new requirements, each director is required to own and hold shares having a value of at least three times the annual director retainer ($35,000 x 3 = $105,000).  New directors have five years from the time of election to the Board to meet this requirement.  Vested Deferred Stock Units (“DSUs”) and vested RSUs count toward this requirement.  All of our current directors, except for Mr. Gillespie, have met the stock ownership requirement.  Mr. Gillespie should be compliant as of May 18, 2011 when his 2010 annual grant vests.

Prior to July 2006, director retainers payable in shares of our Common Stock, and annual director grants, were in the form of DSUs in accordance with the Deferred Stock Plan (a plan that was terminated upon the approval of the 2006 Stock Incentive Plan).

The table below shows the total cash paid and equity-based compensation awarded to each of our non-employee directors during 2010.

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($) (1)	($)
James J. Forese	$202,000	$75,003	$277,003
Steven S. Elbaum	$69,500	$75,003	$144,503
William F. Evans	$89,000	$75,003	$164,003
Lawrence E. Gillespie, Sr.(2)	$53,000	$75,003	$128,003
J. Ian Morrison	$58,500	$75,003	$133,503
David R. Parker	$66,500	$75,003	$141,503
Barbara Pellow	$59,500	$75,003	$134,503
Anne Szostak	$79,500	$75,003	$154,503
A. Michael Victory (3)	$8,500	$0	$8,500

____________________

(1)

RSUs were granted on May 18, 2010, with an aggregate grant date fair value of $8.33 as calculated in accordance with ASC Topic 718, and vest on May 18, 2011.  The aggregate number of DSUs and RSUs held by the non-employee directors at the end of Fiscal 2010 were:  James J. Forese, 15,463 DSUs, all of which were vested and deferred, and 42,809 RSUs, of which 33,805 were vested and deferred;  Steven S. Elbaum, 77,238 DSUs, all of which were vested and deferred, and 37,259 RSUs, of which 28,255 were vested and deferred; William F. Evans, 20,494 DSUs, all of which were vested and deferred, and 42,809 RSUs, of which 33,805 were vested and deferred; Lawrence E. Gillespie, Sr., 9,004 RSUs, none of which were vested; J. Ian Morrison, 20,494 DSUs, all of which were vested and deferred, and 42,809 RSUs, of which 33,805 were vested and deferred; David R. Parker, 42,809 RSUs, of which 33,805 were vested and deferred; Barbara Pellow, 9,004 RSUs, none of which were vested; Anne Szostak, 7,576 DSUs, all of which were vested and deferred, and 24,575 RSUs, of which 15,571 were vested and deferred; A. Michael Victory, 0 DSUs and 0 RSUs.  Although no option awards were granted to directors during Fiscal 2010, the aggregate number of shares covered by option awards held by the non-employee directors at the end of Fiscal 2010 were: 5,000 vested shares for James J. Forese; 74,111 vested shares for Steven S. Elbaum; 31,738 vested shares for William F. Evans; 0 shares for Lawrence E. Gillespie, Sr.; 31,738 vested shares for J. Ian Morrison; 5,000 vested shares for David R. Parker; 0 shares for Barbara Pellow; 0 shares for Anne Szostak; and 31,738 vested shares for A. Michael Victory.

(2)	Mr. Gillespie was elected to the Board on April 2, 2010, and therefore did not participate in all 2010 Board and applicable Board committee meetings.
(3)

A. Michael Victory, a director since 1980, passed away on March 27, 2010.  Prior to his passing, Mr. Victory attended three committee and two Board meetings.  Due to the timing of his passing, Mr. Victory did not receive an annual stock grant in 2010.  Further, any unvested DSUs and RSUs held by Mr. Victory were forfeited upon his passing in accordance with the terms of our stock Plans, and such forfeitures are reflected in the totals in footnote one above.

Certain Relationships and Related Transactions

We did not have any related party transactions, as described in Item 404(a) of Regulation S-K, during Fiscal 2010.  Our policy, pursuant to our Governance Principles and our Code of Business Conduct and Ethics, is to not enter into any transaction that would require disclosure under Item 404(a) of Regulation S-K.  If such a transaction were to arise, we would require approval of the full Board, excluding any interested directors.

Corporate Governance Guidelines, Board Oversight of Enterprise Risk, and Code of Ethics

The Board has adopted a set of Governance Principles, which provide a framework within which the Board and its Committees direct the affairs of the Company.  The Governance Principles address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters.  The Governance Principles are available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida  33309.

The Board has overall responsibility for risk oversight, with a focus on the most significant risks facing the Company.  In accordance with our Governance Principles, the Board assesses major risks facing the Company, and reviews options for their mitigation.  In order to facilitate this assessment and review, management conducts an enterprise risk assessment at the beginning of each year.  The risk assessment is enterprise-wide, and has been developed to identify, assess and prioritize the Company’s key risks, including potential magnitude, likelihood and velocity of each risk, as well as to consider mitigation initiatives to manage those risks.  Executive management and key functional heads are surveyed to develop this information.  Our Director of Internal Audit, who reports directly to the Chairman of the Audit Committee, coordinates this assessment and review.  The results of the assessment are reviewed and discussed with the Audit Committee and the full Board, and management and the Board agree upon risk prioritization and mitigation measures for the coming year.

We also have a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers, which is applicable to the principal executive officer, the principal financial officer and the senior vice president of finance.  Both the Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers are available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.  We intend to post amendments or waivers, if any, to the Code of Business Conduct and Ethics (to the extent applicable to our principal executive officer, principal financial officer or senior vice president of finance) and waivers to the Code of Ethics for Chief Executive Officer and Senior Financial Officers at this location on our website.  There are currently no amendment waivers to either of these codes.

Communication with the Board

Any stockholder or other interested party who wishes to communicate with the Board, a committee of the Board, the non-management directors as a group or any member of the Board (including our non-executive chairman and presiding director), may send correspondence to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.  Our Corporate Secretary will submit all stockholder correspondence relating to material matters affecting the Company to the Board, committee of the Board, the presiding director, non-management directors as a group or individual member, as the case may be.

Stockholder Proposals

As more specifically provided in our Restated By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered proper notice to us not less than 50 days nor more than 75 days prior to the scheduled date of the annual meeting.  Accordingly, as our Restated By-laws state that our annual meeting be held on the third Tuesday of May each year, unless otherwise determined by the Board, any stockholder proposal to be considered at the 2012 Annual Meeting must be properly submitted to us not earlier than March 1, 2012 nor later than March 26, 2012.  Stockholders desiring to suggest qualified nominees for director positions should submit the required information to our Corporate Secretary within the same time period.   Detailed information for submitting stockholder proposals or recommendations for director nominees will be provided to you if you make a written request to our Corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.  These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our Proxy Statement.  For the 2012 Annual Meeting, under the Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by our Corporate Secretary no later than December 9, 2011 in order to be included in our 2012 Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Committee Governance

Charter.  The Compensation Committee’s charter is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section.

Scope of authority.  In accordance with the Compensation Committee Charter, the Committee is responsible for the following:

•         Participating in the development and approval of the compensation philosophy and policies;

•         Reviewing and approving corporate goals and objectives with respect to compensation for the Chief Executive Officer and other senior officers, consistent with our business strategy, evaluating the officers’ performance in light of those goals and objectives, and based on those evaluations determining their annual and long-term compensation, including salary, bonus, incentive and equity compensation;

•         Administering equity-based plans;

•         Approving adoption of compensation plans not requiring stockholder approval and recommending for Board approval compensation plans requiring stockholder approval;

•         Recommending to the Board compensation for the Board;

•         Reviewing and discussing with management our disclosures under the "Compensation Discussion and Analysis" (the "CD&A"), and based on such review and discussion, making a recommendation to the Board as to whether the CD&A should be included in our Annual Report on Form 10-K and the Company's proxy statement; and

•         Preparing and publishing a Committee report on executive compensation in our proxy statement.

Delegation authority.  The Compensation Committee may delegate authority to officers or to a subcommittee as it may deem appropriate from time to time.  The Committee has delegated to the Chief Executive Officer the ability to award up to an aggregate of 100,000 shares annually under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) to non-insider new hires, with a maximum of 25,000 shares for any individual.

Compensation Policies and Practices as they Relate to Risk Management

Compensation Risk Assessment.  Members of the Company’s executive management team have considered and analyzed the Company’s compensation policies and practices and specifically whether those policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.  The Company’s analysis was focused on five categories: pay philosophy and mix, performance measures and payout curves, long-term incentives, executive employment and change-in-control agreements, and compensation-related governance practices and processes.  The Compensation Committee requested that management review its analysis with the Committee.  Some of the factors considered in analyzing the Company’s compensation policies and practices include:

•         Total compensation amount and mix that is appropriately balanced between fixed (base salary) and variable pay (short-term and long-term incentives);

•         Short-term incentives and long-term performance-based grants that are appropriately capped, thereby limiting payout potential;

•         Short-term and long-term incentives that are based upon different measures, including financial and operational goals, thereby rewarding for performance results achieved across a number of dimensions;

•         Reasonable payout curves and thresholds that help create an appropriate balance between performance goals and the resulting rewards;

•        Several programs and policies that serve to mitigate risk, including officer stock ownership requirements, clawback policies in our incentive programs, anti-hedging requirements and non-compete and non-solicitation agreements to deter unfavorable behavior after employment;

•         An independent compensation consultant is utilized by the Compensation Committee;

•         Equity-granting practices that are controlled by the Compensation Committee; and

•         A Stock Incentive Plan that prohibits option repricing.

Based upon the analysis that was performed, including a review of the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The 2010 Compensation Committee was comprised of Anne Szostak (Chairperson), J. Ian Morrison and Barbara Pellow.  A. Michael Victory also served on the Committee until his passing on March 27, 2010.  None of these Committee members have ever been an officer or employee of SFN or any of our subsidiaries and none of our executive officers has served on the compensation committee or Board of Directors of any company of which any of our other directors is an executive officer.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

Date: March 23, 2011

BY THE COMPENSATION COMMITTEE, Anne Szostak, Chairperson J. Ian Morrison Barbara Pellow

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes and analyzes the material elements of our compensation policies and decisions with respect to each of our executive officers listed in the “Summary Compensation Table” on page 22.  This discussion focuses on our 2010 programs, but also refers to 2009 and 2011 compensation decisions where we believe that background will enhance our stockholders’ understanding of our programs and compensation philosophy.  As reference, our named executive officers for 2010 (“NEOs”) are:

•         Roy G. Krause - President and Chief Executive Officer;

•         Mark W. Smith - Executive Vice President and Chief Financial Officer;

•         William J. Grubbs - Executive Vice President and Chief Operating Officer; and

•         John D. Heins - Senior Vice President and Chief Human Resources Officer.

The Compensation Committee (the “Committee”) of the Board of Directors oversees the design and administration of the Company’s compensation programs for the NEOs.

Executive Summary

SFN is a large North American-based company that provides strategic workforce solutions.  SFN has two operating segments, Professional Services and Staffing Services which provide staffing, outsourcing and other and permanent placement under several specialty brands.  SFN has 559 offices, approximately 170,000 employees, and serves over 8,000 customers.  Accordingly, SFN needs executive talent with the competencies and skills necessary to operate successfully in a variety of customer environments and in delivering a wide range of services, from lower level light industrial temporary staffing all the way up to highly complex recruitment outsourcing services to Fortune 100 companies.  SFN believes that its ability to attract and retain executives who have the competencies and skills to lead in such a diverse operation helps to create long-term shareholder value.

In making decisions regarding compensation elements, program features and compensation award levels for our executives, SFN is guided by a series of principles that are listed below.  Within the framework of these principles, SFN considers the competitive market, financial and operational results, performance against long-term targets and various individual factors.  Although certain elements of compensation are tied to objective, predetermined goals, compensation decisions are not strictly formulaic but reflect subjective judgments as well.

        As described later in more detail, SFN’s compensation philosophy and objectives focus on these principles:

•         Provide competitive total pay opportunities;

•         Emphasize “pay for performance”, and thereby link rewards to results achieved;

•         Align interests of SFN’s NEOs with those of stockholders; and

•         Recognize the importance of retaining NEOs.

As indicated, “pay for performance” is a key element of SFN’s compensation program.  The impact of this approach is evident from the compensation results over the last two years and looking forward to 2011.

In 2009, the staffing industry and SFN were impacted significantly by the economic downturn.  The decline in demand for our services caused a decline in SFN revenues and profitability for the year.  The impact on pay for our executives was felt through base salary reductions, below target bonus payouts, and performance-based RSUs earned at a level well below target.

     Demand for our services dramatically improved as 2010 started and, as such, we reported significantly improved results in 2010.  According to the Bureau of Labor Statistics, temporary employment in the U.S. increased by 15% in 2010, compared with a 22.4% decline experienced in 2009.  As a result, SFN achieved the following:

•         2010 revenues increased by 20% over 2009, including the impact of the acquisition and integration of Tatum, LLC.  Excluding the impact of the Tatum, LLC acquisition, revenue grew 15% year over year, consistent with market and peer trends;

•         Earnings  from continuing operations were $0.28 per diluted share for 2010, compared with a loss of $0.11 per share for 2009;

•         Adjusted earnings per share (Adjusted EPS)1 from continuing operations in 2010 were $0.31 per share compared with $0.00 in 2009;

•         Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)2 margin achieved in 2010 was 3.0%, a 100 basis point improvement over the 2009 level of 2.0%; and

•         Total shareholder return results for both the one year and three years ended December 31, 2010 were above the industry median.

     Our much improved 2010 financial performance had the following impact on NEO pay:

•         NEO salaries were restored to rates in effect prior to the temporary pay reduction imposed in 2009. One NEO also received an increase to more closely align with market;

•        The Adjusted EPS component of NEO annual incentives was earned at 151% of target.  However, after considering SFN’s comparable performance versus its peers, management recommended, and the Compensation Committee concurred, that the Adjusted EPS portion of the annual incentive should be limited to a 125% payout.  On a comparative basis, the Adjusted EPS component was not paid for 2009 due to Adjusted EPS below threshold;

•         The Operational Objectives component of NEO annual incentives was earned at 125% of target due to strong performance in customer satisfaction, voluntary turnover and employee satisfaction;

•         Performance-based RSU awards granted in 2010 were earned at 100% of target (the maximum payout level) versus 26% of target in 2009, based on the degree to which the Adjusted EBITDA margin target was achieved in those years; and

•         In recognition of the solid performance of transforming and operating the Company during the economic downturn in 2009, equity-based grants for the NEOs in 2010 had grant-date fair values that were higher than the 2009 awards and thus more closely aligned with market award levels. The decline in our stock price in 2009 and share management practices contributed to equity-based grants for the NEOs in 2009 that were below our target award values.

1Adjusted earnings per share from continuing operations is a “non-GAAP” financial measure as defined by SEC rules.  The calculation excludes certain non-operating charges, such as charges related to restructuring and other intangible impairments.  See Annex B for a reconciliation of these measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

2Adjusted earnings before interest, taxes, depreciation and amortization from continuing operations is a “non-GAAP” financial measure as defined by SEC rules.  The calculation excludes certain non-operating charges, such as charges related to restructuring and other intangible impairments.  See Annex B for a reconciliation of these measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Looking to 2011, there is broad expectation within the markets that SFN serves that there will be continued growth in customer demand, although future growth in revenue and profitability is subject to many risks that the Company cannot control.  However, the Company has established targets for its annual and long-term incentives that require continued growth in Adjusted EPS and expansion of Adjusted EBITDA margin in order for the NEOs to be rewarded.  The Company’s 2011 long-term incentive awards have been approved by the Board of Directors subject to stockholder approval of the Amended and Restated 2006 Stock Incentive Plan.  This year, for the first time, our program includes performance-based RSUs that provide for rewards in excess of target if the Company achieves Adjusted EBITDA margin in excess of our targets.   Finally, base pay levels for our NEOs have been adjusted modestly.

The remainder of this CD&A describes the following aspects of our executive compensation programs in greater detail:

•         Compensation philosophy and objectives;

•         Oversight of executive compensation programs; and

•         Key compensation elements and decisions (including benchmarking).

Compensation Philosophy and Objectives

We operate in a highly competitive industry and business environment.  As such, our executive compensation programs are designed to help us attract and retain executive talent with the requisite and unique competencies and skills to operate successfully, and are focused on motivating our executives to increase stockholder value for our investors.  We believe that it is important to have solid, yet flexible programs that can adapt as necessary to a changing economic climate.

The fundamental principles of our programs are to:

•         Provide competitive total pay opportunities: We believe that having market-competitive programs is critical to ensuring that we can attract a talented team of NEOs who can help us accomplish our business objectives.  For this reason, we establish target pay opportunities at approximately the size adjusted market median compared with our industry peers (as described below).

•         Emphasize “pay for performance”, and thereby link rewards to results achieved: Both SFN management and the Compensation Committee strongly believe a meaningful portion of NEOs’ pay opportunities should be based on performance, rather than tied to fixed pay such as base salary or benefits.  Actual amounts received should be based on challenging Company and individual financial and operational performance targets, and should vary substantially based on the degree to which we achieve these goals.  Further, the portion of pay opportunities based on performance should increase as an executive’s overall responsibilities increase.

•         Align the interests of SFN’s NEOs with those of our stockholders: We believe that denominating a significant portion of total pay opportunities in the form of equity-based awards motivates our NEOs to enhance stockholder value and that our stock ownership requirements further support the alignment we want to achieve.

•         Recognize the importance of retaining our NEOs: As noted above, we operate in a highly-competitive business environment.  For this reason, our programs also contemplate that we may make periodic equity based awards designed to enhance our ability to retain those executives with the knowledge and experience necessary to accomplish our business strategy and objectives.

Oversight of Executive Compensation Programs

Committee’s Role

The Compensation Committee of the Board is responsible for approving the compensation programs for NEOs and making specific decisions regarding their pay opportunities and actual amounts awarded.  The Committee, which includes only independent directors, recognizes the importance to our investors of having sound processes for developing and administering compensation and benefit programs.  The Committee establishes and administers our policies and related programs and procedures for annual and long-term executive and director compensation, reviews and approves additions or changes to employee benefit programs, and assesses our organizational structure and development of executives.  As noted elsewhere in this Proxy Statement, additional details about the Committee's duties are outlined in its charter which can be found on our website.

The Compensation Committee determines the compensation for all of our NEOs.  The Compensation Committee makes decisions about CEO compensation in consultation with the other independent members of the Board, and after a detailed review of the CEO’s performance.

Independent Compensation Consultant

The Compensation Committee has retained an independent compensation consultant to assist with executive and director compensation matters.  Through September 2010, Hewitt Associates (“Hewitt”) provided these services to the Committee.  For the rest of the year, Meridian Compensation Partners, LLC (“Meridian”) provided such services.  In this capacity, Meridian reports directly to the Committee chair, and as necessary communicates directly with the Committee without management present.  Meridian also works with management regarding various proposals, as directed by the Committee.  Meridian representatives generally attend all regularly-scheduled meetings of the Committee, and participate in executive sessions as requested.

The scope of executive and director compensation consulting services provided by Hewitt and/or Meridian during 2010 included reviewing all management-prepared Compensation Committee meeting materials, including the proposed amendments to the 2006 Stock Incentive Plan, the competitive benchmarking analyses of NEO compensation programs, design of the annual and long-term incentive programs, “Say on Pay” and “Say on Frequency” benchmarking, the compensation risk assessment, the Compensation Discussion and Analysis, NEO total compensation analyses (i.e., tally sheets, as further discussed below), and evaluations of the CEO and Board stock ownership requirements.  Meridian also provided consulting support regarding Board compensation levels. During 2010, Hewitt continued to provide health and welfare benefit administration services to our employees under a multi-year contract entered into with the Company in 2009.  The decision to retain Hewitt for such administration services was recommended by SFN management, but required the prior approval of the Compensation Committee to ensure that any potential impact on the independence of Hewitt was fully and carefully considered.  During 2010 Hewitt had no other relationship with SFN that would have had any potential impact on Hewitt’s independence.

The aggregate fees paid by SFN to Hewitt in 2010 for executive and director compensation consulting services and benefit administration services were $226,085 and $656,440, respectively.

In November 2010, the Committee ratified the appointment of Meridian as its independent executive compensation consultant for 2011.  Any proposed engagements of Meridian by SFN management require prior approval by the Committee chair so that any potential impact on the independence of Meridian can be considered.  SFN management did not retain Meridian for services other than those provided in its role as Compensation Committee independent consultant.

Role of Executive Officers

The CEO and other NEOs have no role in recommending or setting their own compensation.  The CEO, with input from the Chief Human Resources Officer, makes recommendations for compensation for his direct reports (including base salary, target incentive levels, actual incentive payouts, and long-term incentive grants), and provides input on their performance.  He also provides input regarding financial and operating goals and metrics, as well as executive compensation policies and procedures.  The Chief Human Resources Officer also provides input to Compensation Committee regarding the anticipated and actual impact of policies and programs on SFN and its executives.  The Chief Financial Officer certifies to the Compensation Committee that financial performance goals have, or have not, been met relative to our annual incentive plan and performance-based equity grants.  The Committee considers, discusses, modifies as appropriate, and takes action on such proposals as are presented for review.

Key Compensation Elements

Our NEO compensation programs include the following direct elements:

•         Base salaries;

•         Annual incentive awards paid in cash; and

•         Long-term incentive awards settled in equity.

We also provide indirect compensation in the form of health and welfare benefits and deferred compensation.

 The mix of base pay, target annual incentive pay and target long-term incentives for 2010 emphasized performance-based pay, as illustrated by the following charts:

Benchmarking

To determine 2010 compensation opportunities for our NEOs, the Committee’s consultant benchmarked target and actual pay opportunities for our NEOs against target and actual executive pay as disclosed in the proxy statements of our key competitors in the staffing and recruiting industry.  A peer group was developed based on companies in the staffing and recruiting industry of similar size as measured by revenues and that compete with SFN for business and for talent.

The staffing and recruiting comparator group companies viewed by the Compensation Committee as appropriate comparators for benchmarking purposes are listed below.

Adecco S.A.*	Kforce Inc.	Resources Connection, Inc.
CDI Corp.	Manpower Inc.	Robert Half International Inc.
Comsys IT Partners, Inc.	MPS Group, Inc.	TrueBlue, Inc.
Hudson Highland Group, Inc.	On Assignment, Inc.	Volt Information Sciences, Inc.
Kelly Services, Inc.

*Pay reviewed as an additional reference point

We define the “market” as the size-adjusted 50th percentile of the data, based on total revenues.  For the analysis used in early 2010, SFN’s 2008 revenues of $2.2 billion compared to the 2008 average and median revenues of the peer group of $5.5 billion and $1.4 billion, respectively.

The same peer group of companies was used by management in 2010 to update the benchmarking analysis to assist with pay decisions made in early 2011.  The only exception to the peer group is that Adecco was removed because pay data for its comparable executives are not publicly available.  SFN’s 2009 revenues of approximately $1.7 billion were between the average and median of the peer companies ($2.8 billion and $1.0 billion, respectively).

For 2011 and all future analysis, the peer group will be reviewed and revised as necessary to reflect changes associated with industry consolidation.

We focus on target pay opportunities, rather than actual plan payouts, to establish our pay structure.  We target pay opportunities for our NEOs approximately at market median, but this may vary somewhat by individual based on a subjective assessment of factors such as experience, tenure, span of responsibility, performance, expected contribution to future results, historical compensation levels, and retention concerns.  In determining the amounts of each compensation component for NEOs, we consider how the various components of pay compare to market as well as how they contribute to total compensation opportunities.

Tally Sheets

During 2010, the Committee reviewed tally sheets prepared by management for each NEO.  The tally sheets describe the total dollar value of each NEO’s annual compensation opportunities, including the value of salary, annual and long-term incentive compensation and the costs incurred by SFN to provide various health and insurance benefits to the NEOs.  The tally sheets also describe the mix of compensation, the outstanding stock awards and their accumulated realized and unrealized gains, and the amounts the NEOs will receive if they leave SFN under various circumstances (such as retirement, termination without cause, death or disability, change in control, or termination in connection with a change in control).

The tally sheet review ensured that the Committee was able to make informed decisions regarding the impact on NEO compensation of changes it considers.  These sheets provide insight into the compensation opportunities available to our NEOs (by component and in total), the motivational and retention aspects of outstanding equity plan awards, and the potential obligations that could become payable under a variety of possible employment termination scenarios.

Base Salaries

SFN believes that offering competitive base salaries is necessary to recruit and compensate senior executives (as well as other employees) for their daily efforts.

Base salary levels also play a critical role in our compensation programs because they impact the value of various other compensation and benefit elements.  Specifically, target annual and long-term incentives are established as a percentage of base salary, and various employee benefits and severance benefits also are impacted by salary levels.

In early 2010, the Compensation Committee concluded, based upon the peer benchmarking and the economic environment at the time, that there would be no salary increases for our NEOs, other than Mr. Grubbs whose base pay was adjusted to more closely align his pay with market levels.  For this reason, the 2010 salary rates of $660,000 for Mr. Krause, $364,000 for Mr. Smith, and $284,000 for Mr. Heins, are the same as their 2009 (and 2008) salary rates.  Mr. Grubbs’ salary was adjusted from $420,000 to $445,000.

Given that base salaries for most NEOs had not been increased since 2008, the Compensation Committee determined that for 2011, increases would be provided to each NEO.  Mr. Krause’s annual salary was increased approximately 6% to $700,000. Mr. Smith’s annual salary was increased approximately 7% to $390,000, to address an increase in responsibility.  2011 base pay rates were increased approximately 2% for Mr. Grubbs and Mr. Heins, bringing their 2011 annual salaries to $455,000 and $290,000, respectively.

Annual Incentives

Our annual incentive plan provides rewards that are payable in cash when we achieve specified goals for key financial and operational measures.

The ranges of award opportunities (expressed as dollar amounts) for the NEOs are shown in the Grants of Plan-Based Awards Table on page 23.  Target awards as a percentage of base salary for all NEOs remained at the same levels in 2010 as for 2009 (i.e., 100% for Mr. Krause, 80% for Mr. Smith and Mr. Grubbs, and 60% for Mr. Heins).

Based on our competitive analysis, these target opportunities, when coupled with base salary levels, result in target cash compensation opportunities for our NEOs that are competitive.

The 2010 annual incentive award was conditioned on achievement of the following metrics:

•         Adjusted Earnings Per Share – 80% weighting; and

•         Operational Objectives – 20% weighting.

Adjusted EPS was selected by the Compensation Committee as the primary performance metric for the annual incentive plan because it is a key indicator of absolute success, and effectively aligns management with our stockholders.  Our industry is cyclical, and our results are influenced by economic and labor market cycles that are not always predictable.  We believe that it is important to focus plan participants on achieving our earnings goals in all economic conditions, and that this is critical to our goal of creating value for our stockholders.

Specific Adjusted EPS targets and related payouts for 2010 were as follows.  Note that payouts were interpolated for performance results between the levels shown.

Performance Level	Adjusted EPS		Payout as % of Target Award
Maximum		$0.46	200%
Above Target		$0.23	125%
Target		$0.14	100%
Threshold		$0.04	40%
Below Threshold	$	<0.04	0%

Actual Results		$0.31	125%

At Adjusted EPS of $0.31, the NEO annual incentives would have been earned at a 151% of target.  However, after considering SFN’s comparable performance versus its peers, management recommended and the Compensation Committee concurred that the Adjusted EPS portion of the annual incentive should be limited to a 125% payout.

The Committee also believes that stockholder value is enhanced by balancing financial measures like Adjusted  EPS with other measures that reflect the degree to which SFN management successfully executes on goals associated with service excellence, employee turnover and core values.  For this reason, selected Operational Objectives serve as the remaining key element of our annual incentive plan, and collectively are weighted at 20%.

The three key Operational Objectives for 2010, each of which was weighted equally, are described below:

(1)     Customer satisfaction as measured by our Candidate, User & Enterprise (CUE) Scorecard system;

(2)     Voluntary turnover among key employees; and

(3)     Employee satisfaction as measured via our annual culture survey (i.e. core values).

Threshold, target and maximum goals for each measure and the actual overall result achieved are indicated below:

Performance Level	CUE Scorecard Service Excellence	Key Employee Voluntary Turnover	Core Values	Payout as % of Target
Maximum	4.78	14.00%	6.00	200%
Target	4.35	17.90%	5.26	100%
Threshold	3.97	24.00%	4.20	50%
Below Threshold	< 3.97	> 24.00%	< 4.20	0%
			Actual Results:	125%

2010 results.  Payouts for 2010 were based on Adjusted EPS and Operational Objectives results adjusted for the Compensation Committee’s evaluation of overall performance.  Although Adjusted EPS results were such that payouts under the formula would have been 151% of target, after considering SFN’s comparable performance versus its peers, management recommended and the Compensation Committee concurred that the Adjusted EPS portion of the annual incentive should be limited to a 125% payout.  Based on performance results for the various Operational Objectives goals, the Compensation Committee approved payouts for that component at 125% of target.

2011 performance measures.  Our annual incentive plan for 2011 will retain Adjusted EPS as the key financial metric, weighted at 80% of the target award.  The remaining 20% of our target awards will be linked to Operational Objectives deemed important to our business success.  These goals again reflect the high value SFN places on service excellence, voluntary employee turnover and core values.  For 2011, target awards as a percentage of base salary for all NEOs remain at the same levels as for 2010 (i.e. 100% for Mr. Krause, 80% for Mr. Grubbs and Mr. Smith, and 60% for Mr. Heins).

Long-term Incentives

Purpose

As part of our compensation programs, we provide long-term incentives that we believe are competitive and necessary to attract and retain talented executives.  These awards are denominated in equity because we believe that doing so aligns our NEOs’ interests with those of our stockholders.  Long-term incentive awards also tie a substantial portion of compensation to longer-term performance and foster teamwork.

Program Design

Long-term incentives were awarded in three forms to the NEOs in 2010: (1) stock options, (2) performance-based RSUs based on achieving an Adjusted EBITDA margin goal, and (3) time-based RSUs.  We believe that stock options provide an appropriate reward because our executives realize gains from these grants when our stockholders benefit from subsequent stock price increases.  We view the performance-based RSUs as an effective way of driving the financial success of SFN because our executives realize value when we achieve our pre-determined performance goals.  We include time-based RSUs in our program because we view it as critical to ensure the continuity of our management as we address the numerous business and industry challenges in this economic climate.

Timing of Grants

Stock options and RSUs were granted at the February 15, 2010 Compensation Committee meeting.  As is our practice, the stock option strike price was set as the closing price on the day of the grant.  While the CEO participated in setting the date of the Board meeting several months in advance, no member of senior management influenced the timing of the grant date and the setting of the meeting was not made so as to time option grants in coordination with the release of material information.

How Award Sizes Were Determined

In 2010, after evaluating various alternatives to long-term incentive grant practices, we determined that a market-based approach using multiples of salary was the most effective way to provide consistent opportunity on a year-to-year basis.  The opportunities provided are targeted at size-adjusted median, but actual award sizes may vary based on our assessment of an individual’s performance, potential, impact on the business and retention concerns.

The number of stock options granted was determined using the Black-Scholes-Merton methodology, and the number of both time- and performance-based RSU grants was determined based on the economic value of the Company’s stock.  In addition to measuring share usage according to our grant guidelines, we also monitor share usage by periodically assessing our grant practices relative to peers (“burn rate analysis”).  Our analyses indicate that our historical burn rate is within competitive norms.

Stock Options

Stock options granted in 2010 have a seven year term and vest on a pro-rata basis over a three year period, in three equal annual installments beginning with the first anniversary of the grant date.

Time-based RSUs

Time-based RSUs granted in 2010 vest on a pro-rata basis over a three-year period, in three equal annual installments beginning with the first anniversary of the grant date.

Performance-based RSUs

Performance-based RSUs granted in 2010 are earned according to the schedule below.  We selected Adjusted EBITDA margin as the performance measure for this grant to recognize the importance to our overall success of expanding margins as the economy improves.  Amounts earned are capped at the target awards granted (with no upside potential) with payouts interpolated on a straight-line basis for performance between the levels indicated.  To further encourage retention, any shares earned based on performance results vest on a pro rata basis over a  three year period beginning with the first anniversary of the grant date.

Performance Level	Adjusted EBITDA Margin	Payout as % of TargetAward
Maximum	> 2.14%	100%
Target	2.14%	100%
Threshold	1.92%	40%
Below Threshold	< 1.92%	0%

Actual Results	3.00%	100%

As noted above, our Adjusted EBITDA margin for 2010 was 3.00%, which resulted in the awards earned at 100% of target levels.

2011 Long-term Incentive Program

For 2011, our long-term incentive awards have been approved by the Board and granted contingent upon the approval of the Amended and Restated 2006 Stock Incentive Plan by stockholders.  The purpose for the amendment of the 2006 Stock Plan is explained more fully in Item 3 of the items to be voted on – Approval of the SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan – found on page 35 of this Proxy.

After considering the advantages and disadvantages of stock options, time-based RSUs and performance-based RSUs, the Committee determined that the 2011 grants would be comprised solely of time-based RSUs and performance-based RSUs.  The time-based RSUs will continue to serve as a retentive element, vesting on a pro-rata basis over a three year period, beginning with the first anniversary of the grant date.  The performance-based RSUs will continue to reward for improvement in Adjusted EBITDA margin, and will also provide for additional incentive up to 200% of target if the company exceeds the Adjusted EBITDA target in 2011.  We continue to believe that Adjusted EBITDA margin is an important measure of our ability to manage our cost structure as we grow and contract through economic cycles.  This change in grant strategy will assist SFN in providing competitive grant opportunities, rewarding for superior performance and aligning interests with those of shareholders.

Stock Ownership Policy

SFN implemented stock ownership guidelines for our NEOs at the beginning of 2006, and revised the guidelines in 2009 and again in 2011.  These guidelines are intended to align executive focus and direction with stockholder interests.  The Common Stock ownership guideline for the President and Chief Executive Officer was increased in 2011 from five times his annual base salary to six times his annual base salary.  Other NEOs are expected to hold Common Stock in an amount equal to three times their annual base salary, and select other employees must hold stock in an amount equal to one times their annual base salary.  NEOs have five years to comply with the guidelines as of when they first become subject to them.  The guidelines allow earned and unvested RSUs to count toward the ownership requirements, consistent with typical market practice.  However, unearned performance-based RSUs and stock options do not count toward stock ownership guidelines.  Guidelines also mandate a holding period requiring executives to hold at least 50% of the net shares acquired upon the exercise of stock options or the vesting of RSUs until the ownership guideline level has been met.

As of March 18, 2011, all NEOs were fully compliant with their respective guidelines.

Securities Trading and Anti-Hedging Policies

SFN maintains the following policies regarding securities trading and the hedging of the economic risk of Common Stock ownership by the NEOs:

•         Prohibition on trading in the Company’s stock during pre-established “closed window” periods;

•         Prohibition on trading in the Company’s stock during “open window” periods if in possession of material non-public information;

•         Prohibition on trading in the Company’s stock on a short-term basis as described in the Securities and Exchange Commission’s “short-swing profits” rules;

•         Prohibition on “short” sales of the Company’s stock;

•         Prohibition on trading in puts, calls, futures contracts or other forms of derivative securities relating to the Company’s stock; and

•         All transactions involving the Company’s stock must be pre-approved by designated personnel.

Clawback Policy

The Company adopted a Clawback Policy in early 2010 that applies to our NEOs.  This policy gives the Committee the discretion to recover or withhold compensation from annual or long-term incentive plan awards under certain circumstances, including ethical violations, misconduct, or materially restated financial statements resulting from intentional misconduct or negligent acts.  The Compensation Committee will consider other Clawback Policy changes pursuant to the provisions of the Dodd-Frank Act as such requirements become known.

Employment Agreements and Change in Control Agreements

We have Executive Employment Agreements and Change in Control Agreements for all NEOs.  The Employment Agreements provide for at-will employment and severance benefits to the NEOs in return for several provisions benefiting the Company, including confidentiality, non-competition and non-solicitation provisions.  The Change in Control Agreements exist to ensure that management makes decisions that are in the best interests of the stockholders in the event of a potential change in control (as defined in the agreements).  Based on our review, having both types of agreements is competitive within our industry.  These agreements further enable us to attract and retain key executives, and afford us meaningful protections through the restrictive covenants they contain.  We also believe that providing enhanced severance benefits in the event of a change in control serves the best interests of our stockholders by enabling our executives to evaluate any potential transactions without being unduly influenced about the economic consequences of possibly becoming unemployed should the transaction be completed.

Pursuant to the terms of Executive Employment Agreements, the employment of each of our NEOs may be terminated by either party thereto at any time for any reason.  However, if we terminate the executive “without cause” (as such term is defined in the agreements), the executive would receive a cash severance payment, payable in a lump sum, in an amount equal to:

•         in the case of Mr. Krause, three times his annual base salary, plus his prorated target annual incentive payment; and

•         in the case of Messrs. Smith, Grubbs and Heins, the executive’s annual base salary plus a prorated target annual incentive payment.

The Change In Control Agreements provide for certain benefits to be paid upon the occurrence of a Change in Control (as defined in the Change In Control Agreements that incorporate the definition of change in control from Internal Revenue Service Regulation 1.409A-3(i)(5)), including the vesting of stock options, RSUs and certain specified severance payments in the event that the employment of such executive is terminated within two years following a change in control.  Such severance includes a lump sum cash payment in an amount equal to:

•         three times the sum of the executive’s annual salary plus the target annual incentive payment, in the case of Mr. Krause; and

•         two times the sum of the executive’s annual salary plus the target annual incentive payment, in the case of Messrs. Smith, Grubbs and Heins.

Consistent with typical market practice for a Chief Executive Officer, Mr. Krause’s agreement contains a provision to reimburse him a gross-up payment for any excise tax imposed under Internal Revenue Code Section 280G as a result of a Change in Control.  The agreements for our other executives do not include excise tax gross-up provisions; however, payments to these individuals will be capped or uncapped, whichever results in a greater after-tax benefit to the executive.

Retirement and Welfare Benefits

NEOs have no special plans available to them above and beyond those broad-based plans available to other employees.  Similar to all other highly compensated employees (who are our employees with annual earnings in excess of $135,000) in the Company, NEOs are not eligible to participate in the Company’s 401(k) Plan.  Instead, they are eligible to participate in the Company’s Deferred Compensation Plan.

The Deferred Compensation Plan represents the sole Company-sponsored savings vehicle available to our highly compensated employees.  Investment choices under the plan utilize market-based returns, and include a choice to designate deferrals into SFN stock.  Once deferrals are made into SFN stock by a plan participant, the deferrals cannot be transferred and invested in any other investment choice under the plan.  Market-based returns are credited to the NEO’s notional deferred compensation account.  No matching award was provided to plan participants in 2010 and no other employer money was contributed to the Deferred Compensation Plan.  No other qualified or nonqualified retirement plans exist for NEOs at SFN.  All employees, including the NEOs, employed for at least six months may annually purchase up to $25,000 in value of SFN stock at a 15% discount to the market through the SFN Employee Stock Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code.

The NEOs are eligible for the same health and welfare benefits at the same employee contribution rates as other staff associates in the Company.

In keeping with our executive compensation program philosophy, we do not provide any perquisites to the NEOs.

Policy With Respect to $1 Million Deduction Limit and Impact of Accounting Treatment

The Compensation Committee considers the financial reporting and income tax consequences to SFN when it makes decisions about our executive compensation programs.  Overall, the Committee seeks to balance the effectiveness of compensation for the NEOs with the resulting impact on reported earnings as well as deductibility considerations.

In making its compensation decisions, the Committee has considered that Section 162(m) generally limits deductions for compensation paid in excess of $1 million to certain of our NEOs.  As a result, the majority of the total compensation opportunity for each NEO has been designed to qualify as performance-based compensation that is exempt from any limits on deductibility.  However, the Committee retains the discretion to design and use compensation elements that may not be deductible under Section 162(m), if in its judgment doing so would be in SFN’s best interests.

Summary Compensation Table

The following table sets forth the aggregate compensation earned during Fiscal 2010, 2009 and 2008 by President and Chief Executive Officer Roy G. Krause (our Principal Executive Officer or “PEO”), Executive Vice President and Chief Financial Officer Mark W. Smith (our Principal Financial Officer or “PFO”), and the two other most highly compensated executive officers in Fiscal 2010 (collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($) (3)	Total ($)
Roy G. Krause,	2010	$660,000	$1,418,400	$724,185	$825,000	$3,564	$3,631,149
President and Chief	2009	$621,923	$420,000	$253,320	$197,120	$3,564	$1,495,927
Executive Officer (PEO)	2008	$638,750	$745,200	$588,353	$95,813	$3,701	$2,071,817
Mark W. Smith,	2010	$364,000	$598,880	$298,870	$364,000	$685	$1,626,435
Executive Vice President	2009	$343,000	$350,000	$84,440	$86,972	$810	$865,222
and Chief Financial Officer (PFO)	2008	$358,000	$465,750	$196,118	$42,960	$841	$1,063,669
William J. Grubbs,	2010	$441,538	$724,960	$367,840	$442,917	$7,091	$1,984,346
Executive Vice President and	2009	$395,769	$350,000	$84,440	$100,352	$8,908	$939,469
Chief Operating Officer	2008	$411,250	$558,900	$222,267	$49,350	$9,842	$1,251,609
John D. Heins,	2010	$284,000	$315,200	$155,183	$213,000	$976	$968,359
Senior Vice President and	2009	$267,615	$175,000	$42,220	$50,893	$1,242	$536,970
Chief Human Resources Officer	2008	$281,250	$155,250	$91,522	$25,313	$841	$554,176

(1)   These amounts are for grants of RSUs, which entitle the recipient to receive shares of Common Stock at a future date after the recipient has met service requirements or SFN has met financial targets.  The holder may elect to

accept delivery of the common share underlying an RSU upon vesting or defer delivery until a later date.   Holders are not eligible to receive dividends on RSUs until they receive the underlying common shares.  Amounts reported are based on the aggregate grant date fair value of RSUs granted during the fiscal year that are expected to vest, determined in accordance with ASC 718.  Grant date fair value is based on the closing price of SFN common stock on the date of grant.  Included in Fiscal 2010, 2009, and 2008 grants were performance-based RSUs.  The 2010 RSU award was 50% performance-based and 50% time-based.  All 2010 RSUs were earned and are expected to vest.  Approximately 14% of the 2009 RSU award was performance-based, and of that portion, 26% was earned.  In 2008, 100% of the shares granted were performance-based and were forfeited as the performance criteria were not met.

(2)   Incentive stock options and non‑qualified stock options are granted under the 2006 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant, in accordance with ASC 718.  The options granted to the NEOs in Fiscal 2010 have a seven year term and become exercisable on a pro-rata basis over a three year period beginning with the first anniversary of the date of grant.  Amounts reported are based on the aggregate grant date fair value of options granted during the fiscal year.  We use the Black-Scholes-Merton methodology in calculating the fair value of the options on the grant date.  The assumptions used relating to the Fiscal 2010 grants for the NEOs are based on the following: the expected volatility, risk‑free rate of return, dividend yield and expected life which were 99.0%, 2.4%, 0%, and 4.7 years, respectively.

(3)   All other compensation is comprised of the imputed economic value of a death benefit provided by us for life insurance on each NEO and the imputed value of medical benefits for Mr. Grubbs.  Also, see “Key Compensation Elements” and “Employment Agreements and Change in Control Agreements” sections of the Compensation Discussion and Analysis for further discussion of pay mix and employment agreements for our NEOs.

        The tables on the following pages set forth information regarding grants of plan-based awards during Fiscal 2010, outstanding equity awards at fiscal year-end, stock vested during Fiscal 2010 and nonqualified deferred compensation for each of our NEOs.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Roy G. Krause		$ 277,200	$ 660,000	$ 1,320,000						$7.88
(PEO)	2/16/2010				36,000	90,000	90,000	90,000			$1,418,400	(3)
	2/16/2010								126,000	$7.88	$724,185	(4)
Mark W. Smith		$ 122,304	$ 291,200	$ 582,400						$7.88
(PFO)	2/16/2010				15,200	38,000	38,000	38,000			$598,880	(3)
	2/16/2010								52,000	$7.88	$298,870	(4)
William J. Grubbs		$ 148,820	$ 354,334	$ 708,667						$7.88
	2/16/2010				18,400	46,000	46,000	46,000			$724,960	(3)
	2/16/2010								64,000	$7.88	$367,840	(4)
John D. Heins		$ 71,568	$ 170,400	$ 340,800						$7.88
	2/16/2010				8,000	20,000	20,000	20,000			$315,200	(3)
	2/16/2010								27,000	$7.88	$155,183	(4)

(1)     Represents annual cash incentive plan, the actual payouts of which are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table on page 22.

(2)     Represents awards of performance-based RSUs in Fiscal 2010.  See the “Compensation Discussion and Analysis” for further information with respect to RSUs granted in Fiscal 2010.

(3)     Amount represents the value of time-based and performance-based RSUs granted in 2010, based on the probable outcome of the performance conditions, calculated using a grant date fair value of $7.88 per share. All 2010 performance-based RSUs were earned at 100% of the target award and are expected to vest.

(4)     Amount represents the value of stock options granted in 2010, calculated using a grant date fair value per share of $5.75, determined as of February 16, 2010.  For a description of the assumptions used to arrive at the grant date fair value, see footnote (2) to Summary Compensation Table on page 22.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the details related to outstanding equity awards for each of the NEOs as of December 26, 2010.

						Stock Awards
Name	Grant Date					Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

		Option Awards (1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Roy G. Krause	5/31/2001	93,750	-	$7.25	5/31/2011	8,667	(3)	$86,323	90,000	(7)	$896,400
(PEO)	8/9/2002	150,400	-	$7.95	8/9/2012	66,667	(4)	$664,003
	10/4/2002	125,000	-	$5.91	10/4/2012	150,000	(5)	$1,494,000
	12/18/2003	135,000	-	$9.99	12/18/2013	90,000	(6)	$896,400
	2/21/2005	139,000	-	$7.91	2/21/2015
	2/21/2006	140,000	-	$10.07	2/21/2016
	2/20/2007	200,000	-	$8.88	2/20/2014
	2/19/2008	150,000	75,000	$6.21	2/19/2015
	2/17/2009	100,000	200,000	$1.40	2/17/2016
	2/16/2010	-	126,000	$7.88	2/16/2017
Mark W. Smith	5/31/2001	26,250	-	$7.25	5/31/2011	5,720	(3)	$56,971	38,000	(7)	$378,480
(PFO)	8/9/2002	29,436	-	$7.95	8/9/2012	44,667	(4)	$444,883
	10/4/2002	40,000	-	$5.91	10/4/2012	150,000	(5)	$1,494,000
	12/18/2003	70,000	-	$9.99	12/18/2013	38,000	(6)	$378,480
	2/21/2005	56,000	-	$7.91	2/21/2015
	2/21/2006	50,000	-	$10.07	2/21/2016
	2/20/2007	63,000	-	$8.88	2/20/2014
	2/19/2008	50,000	25,000	$6.21	2/19/2015
	2/17/2009	33,333	66,667	$1.40	2/17/2016
	2/16/2010	-	52,000	$7.88	2/16/2017
William J. Grubbs	11/15/2005	36,960	-	$9.03	11/15/2015	5,720	(3)	$56,971	46,000	(7)	$458,160
	2/21/2006	40,000	-	$10.07	2/21/2016	44,667	(4)	$444,883
	2/20/2007	77,000	-	$8.88	2/20/2014	150,000	(5)	$1,494,000
	2/19/2008	56,666	28,334	$6.21	2/19/2015	46,000	(6)	$458,160
	2/17/2009	1	66,667	$1.40	2/17/2016
	2/16/2010	-	64,000	$7.88	2/16/2017
John D. Heins	10/2/2006	25,000	-	$7.15	10/2/2013	2,860	(3)	$28,486	20,000	(7)	$199,200
	2/20/2007	34,000	-	$8.88	2/20/2014	22,334	(4)	$222,447
	2/19/2008	23,333	11,667	$6.21	2/19/2015	75,000	(5)	$747,000
	2/17/2009	16,666	33,334	$1.40	2/17/2016	20,000	(6)	$199,200
	2/16/2010	-	27,000	$7.88	2/16/2017
25

(1)  Incentive stock options and non‑qualified stock options are granted under the 2006 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant.  The options granted to the NEOs prior to 2007 have a ten year term and options granted in 2007 and later years have a seven year term.  The options granted on August 9, 2002 became exercisable on a pro-rata basis over a two year period beginning with the first anniversary of the date of grant.  All other options granted become exercisable on a pro-rata basis over a three year period, beginning with the first anniversary of the date of grant.

(2)  Value based on the closing price of $9.96 for SFN stock on December 26, 2010.

(3)  These were performance-based RSUs granted on February 17, 2009.  Only 26% of performance targets were met and, consequently, 74% of these RSUs were forfeited in February 2010.  The earned shares vest on a pro-rata basis, beginning on February 17, 2010, 2011, and 2012.

(4)  Time-based RSUs were granted on February 17, 2009, which vest on a pro-rata basis over three years, beginning on February 17, 2010.

(5)  RSUs granted as “career shares” to provide retention incentives.  Shares become 100% vested on February 17, 2012.

(6)  Time-based RSUs were granted on February 16, 2010, which vest ratably on February 16, 2011, 2012, and 2013.

(7)  These were performance-based RSUs granted on February 16, 2010 with vesting based on SFN Group, Inc. meeting certain performance targets for Fiscal 2010, see page 19.  The 2010 performance criteria were met at 100% of the target award and, as such, the RSUs will vest on a pro-rata basis, beginning on February 16, 2011, 2012, and 2013.

Options Exercised and Stock Vested During Fiscal 2010

The following table sets forth stock awards that vested during Fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($) (1)	(#)	($) (2)
Roy G. Krause (PEO)	-	$-	37,666	$299,445	(4)
			33,334	$264,672	(3)
			200,000	$1,124,000	(4)
Mark W. Smith (PFO)	-	$-	25,193	$200,284
			9,000	$71,460	(4)
			20,000	$158,200
William J. Grubbs	33,332	$246,657	25,193	$200,284	(4)
			11,334	$89,992

John D. Heins	-	$-	12,596	$100,138	(4)
			5,000	$39,700	(4)

(1)    Value realized on exercise was determined based on the difference between the exercise price of the option and the market price of the stock on date of exercise.

(2)    Value realized on vesting is based on the closing price of SFN common stock on the date of vesting.

(3)    Mr. Krause deferred receipt of these RSUs until the end of his employment with SFN.

(4)    Messrs. Krause, Smith, Grubbs and Heins each deferred receipt of these RSUs until the earlier of the date his employment with the Company ends or a “Change in Control” of the Company has occurred pursuant to Section 409A of the Internal Revenue Code of 1986.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last Fiscal Year End ($) (5)
Roy G. Krause (PEO)	$1,859,541	$-	$4,466,436	$16,298	$11,139,428
Mark W. Smith (PFO)	$71,460	$-	$1,037,435	$-	$2,523,838
William J. Grubbs	$200,284	$-	$248,390	$2,902	$715,215
John D. Heins	$139,838	$-	$74,417	$2,034	$270,852

(1)    Contributions in the last fiscal year of $171,424 for Mr. Krause were from current year salary and annual incentive deferrals reported in the "Summary Compensation Table" above.  Contributions also include $1,688,117 for Mr. Krause, $71,460 for Mr. Smith, $200,284 for Mr. Grubbs and $139,838 for Mr. Heins from the deferred receipt of vested RSUs.

(2)    There were no registrant contributions in fiscal year 2010.

(3)    Aggregate earnings in the last fiscal year end include gains on deferred compensation plan investments and the change in fair value of vested deferred stock grants of $3,162,209 and $1,304,228 respectively, for Mr. Krause; $829,818 and $207,616 respectively, for Mr. Smith; $198,486 and $49,904 respectively, for Mr. Grubbs; $0 and $74,417 respectively, for Mr. Heins.

(4)    Represents the value of shares withheld to pay taxes due upon vesting of RSUs in 2010 of 2,900 shares, for Mr. Krause; 365 shares, for Mr. Grubbs; and 256 shares for Mr. Heins.

(5)    Aggregate balance at last fiscal year end includes vested and deferred stock of $3,429,746 for Mr. Krause, $560,160 for Mr. Smith, $247,287 for Mr. Grubbs, and $270,852 for Mr. Heins, which were reported prior to 2010 in the Summary Compensation table. The aggregate balance at last fiscal year-end includes employee deferrals of salary or incentives, and company matching contributions of $2,154,060 for Mr. Krause, $378,638 for Mr. Smith, and $108,142 for Mr. Grubbs, which were reported in 2010 or prior to 2010 in the Summary Compensation table.  The difference between amounts disclosed in this footnote and the aggregate balance at last fiscal year-end reflects earnings and losses on the contributions, and salary or non-equity incentive deferrals by the executive prior to becoming an NEO, or Company contributions prior to the executive becoming an NEO.

Deferred Compensation Plan.  The Company maintains a non-qualified deferred compensation plan for highly compensated employees who are not eligible to participate in the Company’s 401(k) plan.  As a staffing and recruiting company that employs a large number of temporary workers, Internal Revenue Service (“IRS”) regulations limit the amount an employee can earn and participate in the 401(k) plan.  Consequently, the only savings plan available to highly compensated employees is the Company’s Deferred Compensation Plan (“DCP”).  This plan is not qualified under Internal Revenue Service guidelines and distributions to the employees are taxable income when received.  The DCP allows the participant to defer from 1% to 50% of gross base salary and from 1% to 80% of incentive payments, annually.  Contributions are not required to be matched by the Company but the Company can elect to make matching contributions.  No such matching contributions were made by the Company for Fiscal 2010 and have not been made since 2002.  Participant deferrals are tracked by the Company and represent a liability of the Company.  The employee makes hypothetical investment elections and the individual’s DCP balance reflects investment gains and losses from these hypothetical investments.  Participant balances are at risk for market changes and earnings and losses are based on external market data.  The participant must elect the distribution method at the time they elect to participate in the plan and these can be changed annually but such changes only apply to subsequent deferrals.  Mr. Heins did not participate in the DCP.

Deferred Stock Plan.  Prior to July 2006, DSUs were granted pursuant to the Company’s Deferred Stock Plan (a plan that was terminated upon approval of the 2006 Stock Incentive Plan).  A DSU represents the right to receive a share of Common Stock in the future after meeting service requirements and/or financial targets.  The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or to defer delivery until a designated time in the future.  A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share.  A stockholder does possess dispositive power as to a DSU once the DSU has vested.  In July 2006, the Deferred Stock Plan was replaced with the 2006 Plan.  For 2008, 2009, and 2010 RSUs were granted pursuant to the 2006 Plan.

Potential Payments on Account of Retirement, Termination without Cause, Termination on Change in Control, Death/Disability or Resignation

The table below describes the benefit plans that potentially become payable to a NEO at, following, or in connection with any retirement, termination without cause, termination on change in control, death/disability or resignation of or by a NEO3.

Plan	Retirement	Termination without Cause	Death/Disability	Change in Control	Qualified Termination following Change In Control	Resignation
2006 Stock Incentive Plan (options)	Vested options can be exercised for 90 days post-termination. Unvested options are forfeited.	Vested options can be exercised for 90 days post-termination. Unvested options are forfeited.	Vested options can be exercised for 1 year post-termination. Unvested options are forfeited.	All options vest.	All options vest. Vested options can be exercised for 90 days post-termination.	Vested options can be exercised for 90 days post-termination. Unvested options are forfeited.
2006 Stock Incentive Plan (RSUs)	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards are paid based on actual performance for the entire performance period, pro-rated for the number of months active.	All awards vest.	All awards vest.	Unvested awards are forfeited.
Annual Incentive Plan (Incentive)	Termination prior to the payout date results in forfeiture of incentive.	Termination prior to the end of the year results in forfeiture of incentive. Termination after year-end but before payout results in payment of incentive.	Death or disability prior to the end of the year results in payment of pro-rated incentive.	None.	Termination prior to the end of the year results in forfeiture of incentive. Termination after year-end but before payout results in payment of incentive.	Termination prior to the payout date results in forfeiture of incentive.
Deferred Compensation Plan (DCP)	100% vesting occurs at age 65. Vested amounts are paid out.	Any unvested amounts are forfeited. Vested amounts are paid out.	100% vesting. Vested amounts are paid out.	None.	Any unvested amounts are forfeited. Vested amounts are paid out.	Any unvested amounts are forfeited. Vested amounts are paid out.
Cash separation payments under Employment Agreement or Change in Control Agreement	None.

For all NEOs except the Chief Executive Officer, executive’s annual base salary plus a pro-rated annual incentive award target for the year of termination.  For the Chief Executive Officer, three times the executive’s base salary and a pro-rated annual incentive award target for the year of termination.

			Pro-rated annual incentive award target for year of death or disability.	None.

For all NEOs except the Chief Executive Officer, two times the sum of executive’s annual base salary plus annual incentive award target for the year of termination; Health and welfare benefits continue for 24 months.  For the Chief Executive Officer, three times the sum of executive’s annual base salary plus annual incentive award target for the year of termination; Health and welfare benefits continue for 36 months; separation payment is grossed up for Section 280(G) excise tax.

None.

3This table does not reflect the impact of the various termination events under the Deferred Stock Plan, as all outstanding awards under that Plan are vested and deferred, and will merely be delivered to the participant in the event of any termination event.  The Deferred Stock Plan was superseded by the 2006 Stock Incentive Plan, and, as such, is no longer in effect.  No awards have been made from the Deferred Stock Plan since February 2006.

Post Termination and Change-in-Control benefits as of December 24, 2010

The following table sets forth amounts of compensation due each NEO in accordance with their respective Executive Employment Agreements and Change in Control Agreements in the event the NEO’s employment with the Company terminates. See “Employment Agreements and Change in Control Agreements” section of the Compensation Discussion and Analysis on page 21 and “Potential Payments on Account of Retirement, Termination without Cause, Termination on Change in Control, Death/Disability or Resignation” table above.  All amounts are reflected as if the NEOs employment terminated as of December 24, 2010.

Name	Retirement	Termination without Cause (1)	Death/Disability (2)	Change in Control (CIC) (3)	Qualified Termination following CIC (4)	Resignation
Roy G. Krause	$-	$2,640,000	$660,000	$6,292,457	$12,103,148	$-
Mark W. Smith	$-	$655,200	$291,200	$3,525,395	$4,883,233	$-
William J. Grubbs	$-	$801,000	$356,000	$3,722,217	$5,366,293	$-
John D. Heins	$-	$454,400	$170,400	$1,781,582	$2,732,242	$-

(1)    Termination without cause: 1x (3x for CEO) base salary plus pro-rated target incentive.  NEOs must comply with one year non-compete provision, confidentiality provision, and execute and comply with a release of claims and non-disparagement agreement.

(2)    Death/Disability: Prorated target incentive.

(3)    The amounts in this column are based on the assumption that a change in control occurred on December 24, 2010, and the executive’s employment continued after such date.  All unvested stock awards vest immediately upon a change in control.  Stock Price represents closing price on December 23, 2010 ($9.96).

(4)    Qualified termination follow a Change in Control (“CIC”): 2x (3x for CEO) sum of base salary plus target incentive.  The amounts in this column are based on the assumptions that on December 24, 2010 a change in control occurred and each named executive officer was terminated either by the Company without cause or by the executive with Good Reason, and will be paid in a lump sum governed by the provisions of Section 409A.  Amounts include continuation of health and welfare programs for 24 months (36 months for CEO) following qualified termination, and estimated cost of outplacement counseling services.  All unvested stock awards vest immediately upon a change in control.  Stock price represents closing price on December 23, 2010 ($9.96). CEO amounts includes estimated payment of the excise tax that would be imposed by virtue of the executive’s receipt of an “excess parachute payment” within the meaning of Section 280G of the Code, and a tax gross-up amount relating to the payment of such tax.  NEOs must comply with one-year non-compete provision, confidentiality provision, and execute and comply with a release of claims and non-disparagement agreement.

AUDIT-RELATED MATTERS

 Audit Committee Report

The following Report of the Audit Committee of the Board of Directors (the “Audit Committee”) of SFN does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SFN filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent SFN specifically incorporates this Report by reference therein.

The Audit Committee’s purpose is to assist the Board of Directors’ oversight of:

•         The integrity of our financial statements;

•        The integrity of our financial reporting process and systems of internal controls regarding finance and accounting;

•         Our compliance with legal and regulatory requirements;

•         The independent auditors’ qualifications, independence and performance;

•         The performance of our internal audit function; and

•         Communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

A more detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out is contained in the Audit Committee’s charter which is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.  To carry out its responsibilities, the Audit Committee held 12 meetings during Fiscal 2010.  The Audit Committee regularly meets in executive sessions with our independent auditors and with our internal auditors, in each case without the presence of our management.

The members of the Audit Committee during Fiscal 2010 were William F. Evans (Chairman), Steven S. Elbaum, Lawrence E. Gillespie, Sr. and David R. Parker.  Mr. Gillespie was elected to the Audit Committee in May 2010.  The Board of Directors has determined, and each member of the Audit Committee has certified, that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303A.02 of the NYSE’s listing standards and Chairman William F. Evans has been designated by the Board of Directors as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors, Deloitte & Touche LLP, the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of our internal controls and the internal audit function’s organization and responsibilities.  The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed our audited financial statements as of and for the fiscal year ended December 26, 2010, with management and the independent auditors.  Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 26, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2011.

Date: February 28, 2011

BY THE AUDIT COMMITTEE, William F. Evans, Chairman Steven S. Elbaum Lawrence E. Gillespie, Sr. David R. Parker

Audit and Non-Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for professional services rendered for Fiscal 2010 and 2009 are set forth below:

	Fiscal 2010	Fiscal 2009
Audit fees	$1,202,000	$1,075,000
Audit-related fees	74,000	109,000
Tax fees	96,000	75,000
Total fees	$1,372,000	$1,259,000

In Fiscal 2010 and Fiscal 2009, audit-related fees for both years include benefit plans and statutory audit fees.  Tax fees include $43,000 and $67,000, respectively, for tax compliance and preparation; the remaining tax fees are related to tax planning advice.  The Audit Committee has considered and has agreed that the provision of services as described above is compatible with maintaining Deloitte’s independence.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves the engagement of the independent auditor for all professional services.  The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services.  However, the Audit Committee has delegated pre-approval authority to Mr. Evans, as Audit Committee Chairperson, for circumstances when it is impractical to hold a meeting of the full Audit Committee.  In the event that Mr. Evans pre-approves an engagement, he is then required to report the pre-approval to the full Audit Committee at the next regularly scheduled Audit Committee meeting.

All non-audit services performed by our independent auditor during Fiscal 2010 were pre-approved by the Audit Committee in accordance with its policy and procedures, and the Audit Committee concluded that the provision of such services by our independent auditor is compatible with maintaining its independence.

ITEMS TO BE VOTED ON

Item 1-Election of Three Class III Members of the Board of Directors

Our Restated Certificate of Incorporation and Restated By-laws provide that the number of directors needed to constitute the Board shall be nine unless otherwise fixed by a resolution adopted by a majority of the entire Board.  The Restated Certificate of Incorporation further provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board.  Members of each class of the Board are elected for a term of three years, and the term of office of one class of directors expires at each annual meeting of stockholders.

At the 2011 Annual Meeting of Stockholders, three Class III directors will be elected to hold office for three years, or in each case, until their respective successors are duly elected and qualified.  James J. Forese, Lawrence E. Gillespie, Sr. and J. Ian Morrison have been nominated for election as Class III directors and each of them is currently serving as a Class III director4.  The shares voted by proxies solicited by the Board will be voted for the election of Messrs. Forese, Gillespie and Morrison, unless authority to do so is withheld.  All nominees have consented to serve if elected and the Board has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board may recommend.

Name and Age	Principal Occupation and Directorships
NOMINEES FOR CLASS III (term expiring in 2014)
James J. Forese (75)

Chairman of SFN since May 2007.  Director of SFN since February 2003.   Operating Partner and Chief Operating Officer, Thayer Hidden Creek, a private equity investment firm, since July 2003.  Director, Roadrunner Transportation Services since March 2005.  Director, IESI/BFC Ltd., a waste management company, since October 2003.  Director, Mistras Group, Inc., a technology-enabled asset protection solutions company since August 2003.  Director, Anheuser-Busch Companies, Inc., a beverage company, from April 2003 to August 2008. Director, American Management Systems, a technology and management consulting firm, from 1990 to 2007.

As a result of these professional and other experiences, Mr. Forese possesses knowledge and experience in various areas, including business leadership, banking, finance, technology, and public and private company board experience, which strengthen the Board’s overall knowledge, capabilities and experience.

Lawrence E. Gillespie, Sr. (67)

Director of SFN since April 2010.  Consultant to domestic and foreign governments and private entities on security, transport, aviation, infrastructure rebuilding and resource procurement, since 2003.  Brigadier General, United States Army (retired).  Member, International Advisory Board, Forbes & Manhattan Bank, a merchant bank, since 2008.  Member, Defense Intelligence Agency Advisory Board since 2010.

As a result of these professional and other experiences, Mr. Gillespie possesses knowledge and experience in various areas, including leadership, strategy development and execution, government procurement and government contracting, compliance and budget management, which strengthen the Board’s overall knowledge, capabilities and experience.

4Having attained the age of 75, Mr. Forese tendered his resignation to the Board in 2011 in accordance with our Governance Principles.  The Board voted to reject Mr. Forese’s resignation, with Mr. Forese abstaining from the vote, and determined that Mr. Forese’s continued service on the Board is appropriate at this time.  Further, in accordance with our Governance Principles, Mr. Forese’s resignation will be re-evaluated and voted on annually by the Board.

Name and Age	Principal Occupation and Directorships
NOMINEES FOR CLASS III (term expiring in 2014)
J. Ian Morrison (58)

Director of SFN since August 1993.  Consultant and President Emeritus, Institute for the Future, a non-profit research and consulting firm, since August 1996.

As a result of these professional and other experiences, Mr. Morrison possesses knowledge and experience in various areas, including long-term forecasting, strategic planning, changing business environments, healthcare, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

Vote Required

The affirmative vote of a plurality of the votes of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of the Class III directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

THE ELECTION OF NOMINEES FOR CLASS III DIRECTORS.

The following tables provide biographical information for our continuing directors.

Name and Age	Principal Occupation and Directorships
CONTINUING DIRECTORS - CLASS I (term expiring in 2012)
William F. Evans (63)

Director of SFN since August 1993.  Executive Vice President and Chief Financial Officer, Witness Systems, Inc., a global provider of workforce optimization software and services, from May 2002 to June 2007 (retired).  Director, Wolverine Tube, Inc., a global provider of copper tubing and components, from April 2008 to March 2010.

As a result of professional experiences as a chief finanical officer and as a partner in a public accounting firm, and other experiences, Mr. Evans possesses knowledge and experience in various areas, including finance and accounting, auditing, private and public company board experience, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

Roy G. Krause (64)

Director of SFN since October 2004.  President and Chief Executive Officer of SFN since October 2004; President and Chief Operating Officer of SFN from July 2003 to October 2004; Executive Vice President and Chief Financial Officer of SFN from October 1995 to July 2003.

As a result of these professional and other experiences, Mr. Krause possesses knowledge and experience in various areas, including business leadership, banking, finance and accounting, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long employment with the Company, which strengthen the Board’s overall knowledge, capabilities and experience.

Name and Age	Principal Occupation and Directorships
CONTINUING DIRECTORS - CLASS I (term expiring in 2012)
Barbara Pellow (56)

Director of SFN since October 2006.  Managing Partner, Pellow and Partners, LLC, a marketing and consulting firm, since February 2006.  Chief Marketing Officer, Kodak Graphic Communications Group, from April 2004 to February 2006.  Administrative Chair, Rochester Institute of Technology, School of Print Media, from August 2001 to May 2004.

As a result of these professional and other experiences, Ms. Pellow possesses knowledge and experience in various areas, including leadership, public company board experience, and sales and marketing strategy, which strengthen the Board’s overall knowledge, capabilities and experience.

Name and Age	Principal Occupation and Directorships
Principal Occupation and Directorships CONTINUING DIRECTORS - CLASS II (term expiring in 2013)

Steven S. Elbaum (62)

Director of SFN since May 1996.  Chairman of SFN from April 2001 to May 2007.  Chairman and Chief Executive Officer, The Alpine Group, Inc., an investment holding company, since June 1984.  Chairman of Wolverine Tube, Inc., a global producer of copper tubing and components, since February 2007.  Director, Brandon Systems Corporation, a technology staffing company purchased by SFN, from January 1987 to May 1996.  Director, Vestaur Securities, Inc., a closed-end investment company, from March 1999 to May 2005.

As a result of these professional and other experiences, Mr. Elbaum possesses knowledge and experience in various areas, including business leadership, finance, private and public company board experience, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

David R. Parker (67)

Director of SFN since February 2003.  Chief Operating Officer, The Archstone Partnerships, a fund of hedge funds manager, since January 2005.  Managing Director, The Archstone Partnerships, from February 2003 to January 2005.  Director, Tupperware Corporation since March 1997.

As a result of these professional and other experiences, Mr. Parker possesses knowledge and experience in various areas, including business leadership, finance, capital markets, and public company board experience, which strengthen the Board’s overall knowledge, capabilities and experience.

Name and Age	Principal Occupation and Directorships
CONTINUING DIRECTORS - CLASS II (term expiring in 2013)
Anne Szostak (60)

Director of SFN since March 2005. President and Chief Executive Officer, Szostak Partners, a consulting firm that advises CEOs on strategic and human resource issues, since November 2005.  Executive Vice President and Corporate Director of Human Resources, FleetBoston Financial Corporation from October 1998 to May 2004.  Director, Tupperware Corporation since August 2000.  Director, Belo Corporation, a media company, since October 2004.  Director, Dr Pepper Snapple Group, Inc., a refreshment beverage company, since May 2008.  Director ChoicePoint Corporation from 2006 to 2008.

As a result of these professional and other experiences, Ms. Szostak possesses knowledge and experience in various areas, including business leadership, banking, compensation, human resources, and public company board experience, which strengthen the Board’s overall knowledge, capabilities and experience.

Item 2-Ratification of Appointment of Auditors

The Audit Committee of the Board has recommended the appointment of Deloitte & Touche LLP as our independent auditor for the 2011 fiscal year.  Deloitte & Touche LLP audited our accounts for Fiscal 2009 and 2010.  Services provided to us and our subsidiaries by Deloitte & Touche LLP in Fiscal 2010 and 2009 are described under “Audit and Non-Audit Fees” on page 31.  Our Audit Committee considers Deloitte & Touche LLP to be well qualified.  The Audit Committee is responsible for the appointment, oversight and termination of our independent auditor.  We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.  If the appointment of Deloitte & Touche LLP as our independent auditor is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte & Touche LLP.  Also, even if the appointment of Deloitte & Touche LLP as our independent auditor is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests.  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions by stockholders.

Vote Required

The affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for the ratification of the appointment of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Item 3-Approval of the Amended and Restated 2006 Stock Incentive Plan

On March 1, 2011, the Board of Directors adopted the SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Amended Plan”), subject to approval by our stockholders. The Amended Plan amends and restates in its entirety the Spherion Corporation 2006 Stock Incentive Plan (the “Current Plan”), which was approved by our stockholders at our 2006 Annual Meeting. Outstanding awards under the Current Plan will continue in effect in accordance with their terms.

Stockholder approval of the Amended Plan is intended to constitute approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that awards under the Amended Plan may continue to satisfy the requirements for “performance-based compensation,” thereby avoiding the potential loss of tax deductions, under Section 162(m) of the Code.

Our principal reason for amending and restating the Current Plan is to increase the number of shares of common stock, par value $0.01 per share, available for issuance. The Amended Plan will increase the maximum number of shares available for awards from 5,000,000 shares of common stock to 7,000,000 shares of common stock.  The Amended Plan includes various other changes. The key changes are described in the “Summary of Key Changes” below, which is followed by a summary description of the entire Amended Plan. The actual text of the Amended Plan is attached to this proxy statement as Annex A. The following description of the Amended Plan is only a summary of its material terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

The Board of Directors believes the Amended Plan will continue to advance the long-term success of our company by encouraging stock ownership among key employees and members of our Board of Directors who are not employees. In addition, the Board of Directors believes that a fundamental objective of a long-term incentive compensation program is the alignment of management and stockholder interests. The Amended Plan allows for several forms of awards based on the value of our common stock and for the utilization of performance-based vesting targets that measure operational and financial performance improvements relevant to stockholder value.

Summary of Key Changes

The Amended Plan includes the following key changes:

•        Treatment of Equity Awards upon a Change in Control.  The Current Plan provides that the Compensation Committee may accelerate unvested awards or cancel them in exchange for consideration prior to the occurrence of a change in control event.  Under the Amended Plan, the Compensation Committee will not be able to accelerate unvested awards or cancel them in exchange for consideration until the actual consummation of a change in control event.

•         Aggregate Share Limit and Full-Value Award Ratio.  The aggregate number of shares of common stock available under the Amended Plan will be increased from 5,000,000 shares, which were available under the Current Plan, to 7,000,000 shares.  In addition, any full-value award (e.g., restricted stock, restricted stock units, performance shares and performance share units, etc.) granted under the Amended Plan will count against the aggregate share limit at a rate of 1.53 to 1 which is based upon a historical relationship between option values and share price.

•         Prohibition on Liberal Share Counting.  The Amended Plan prohibits liberal share counting by requiring the following:

o       no shares tendered in payment of an option’s exercise price may be added back into the aggregate share limit;

o       no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit;

o       the number of shares of common stock covered by a stock appreciation right, to the extent that it is exercised and settled in common stock, and whether or not shares are actually issued to a participant upon exercise of the stock appreciation right, will be considered issued or transferred; and

o       in the event that we repurchase shares of common stock with option exercise proceeds, those shares will not be added to the aggregate plan limit.

•         Prohibition on Repricing.  We strengthened the prohibition on the repricing of stock options and stock appreciation rights without stockholder approval or in connection with certain corporate transactions, such as stock splits, other recapitalizations or a change in control event.  As is consistent with our past practices, the Amended Plan prohibits us from:

o       amending an outstanding award to reduce its exercise price or base price; or

o       cancelling outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with lower exercise or base prices, other awards or cash.

•         Limits on Dividends and Dividend Equivalent Rights for Performance-Based Awards.  The Amended Plan specifies that dividends or dividend equivalents issued with respect to shares of common stock subject to performance-based awards will be deferred until and paid contingent upon the achievement of the applicable performance goals.  In addition, the Amended Plan continues to prohibit the granting of dividend equivalents for options or stock appreciation rights.

•         No Transfers for Value.  As is consistent with our past practices, the Amended Plan expressly provides that no awards granted under the Amended Plan may be transferred for value.

Other Highlights of the Amended Plan

In addition to the key changes discussed above, other key provisions of the Amended Plan include:

•         Prohibition on Discounted Stock Option and Stock Appreciation Rights. The Amended Plan prohibits stock appreciation rights or stock option awards with an exercise price less than the fair market value of our common stock on the date of grant.

•         Prohibition on Granting of Reload Options.  The Amended Plan prohibits the automatic granting of options to a participant who exercises options by delivering other shares of common stock, or reload options.

•         Inclusion of Minimum Vesting Provisions. The Amended Plan generally provides for a minimum three-year vesting schedule for awards for employees and a one-year vesting schedule for non-employee directors. Additionally, awards contingent upon performance-based vesting will generally be subject to a minimum one-year performance measurement period. The Compensation Committee intends to continue to use a three-year pro-rata vesting schedule for options and a performance-based vesting schedule for deferred stock units.

•         Independent Plan Administrator. The Amended Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors.

•         Fixed Plan Term. The Amended Plan will expire after all shares have been awarded, or July 1, 2016, if sooner.  However, all grants made on or prior to the termination of the Amended Plan will continue in effect after the termination and remain subject to the terms of the respective award agreements and the terms of the Amended Plan.

•         Change in Control Definition.  The Amended Plan eliminates Compensation Committee discretion to determine a “change in control” event by adopting Treasury Regulation 1.409A-3(i)(5) as the definition of “change in control”.  The Amended Plan also provides for acceleration of vesting of awards only upon the actual consummation of a “change in control” event.

•         Limit on Stock Option Period.  Stock appreciation rights and stock options have a maximum term of seven years.

Description of the Amended Plan

The text of the Amended Plan is attached as Annex A and is hereby incorporated by reference. The following summary of key provisions of the Amended Plan is qualified in its entirety by reference to the attached Amended Plan document.

Purpose of the Amended Plan

The purpose of the Amended Plan is to align stockholder and management interests through stock and performance-based awards linked to stockholder value and to give us a competitive advantage in attracting and retaining key employees and directors.

Eligibility and Participation

Officers, directors and employees (including prospective employees) of our company, its subsidiaries and affiliates will be eligible to participate in the Amended Plan, as determined by the Compensation Committee. As of March 1, 2011,

there were 8 non-employee directors and approximately 46 employees, of which 4 were named executive officers, eligible to participate in the Amended Plan.

Administration of the Amended Plan

The Amended Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee will have full authority to administer the Amended Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and Amended Plan provisions and to amend the Amended Plan and outstanding awards subject to certain limitations set forth in the Amended Plan document.

Shares Reserved for Awards under the Amended Plan

A maximum of 7,000,000 shares of our common stock may be delivered under the Amended Plan, of which 5,000,000 shares were approved by our stockholders in 2006 and 2,000,000 shares will be added in connection with the amendment and restatement. Approximately 461,000 shares remain currently available for grant under the Current Plan. If awards granted under the Amended Plan are forfeited, cancelled or otherwise expire without delivery of shares, the shares reserved for issuance pursuant to any such terminated award will remain available for future awards. In addition, shares subject to awards under the Spherion Corporation 2000 Stock Incentive Plan that are cancelled, forfeited, or expired will be available for re-grant in the Amended Plan. Awards that are valued by reference to our common stock but settled in cash will not be subject to the foregoing share limitations.

Shares of common stock tendered in payment of an option’s exercise price and shares withheld in satisfaction of tax withholding obligations will not be added back into the aggregate share limit. The number of shares of common stock covered by a stock appreciation right, to the extent that it is exercised and settled in common stock, and whether or not shares are actually issued to a participant upon exercise of the stock appreciation right, will be considered issued or transferred.  In the event that we repurchase shares of common stock with option exercise proceeds, those shares will not be added to the aggregate plan limit.

The Maximum numbers of shares that may be subject to grants of incentive stock options is 7,000,000 shares.

The maximum number of shares of common stock that can be delivered to non-employee directors under the Amended Plan is 1,000,000 shares.

Individual Award Limits

No individual participant may be granted awards in excess of 500,000 shares in any one calendar year. In addition, no individual participant may be granted performance units that, in the aggregate, have a grant date value greater than $3,000,000 in any one calendar year.

No non-employee director may be granted awards in excess of 30,000 shares in any one calendar year.

The aggregate fair market value of our common stock on the date of grant underlying incentive stock options that can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

Stock Appreciation Rights and Stock Options

The Amended Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Internal Revenue Code. The Amended Plan specifically prohibits the following:

•         the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value);

•         the granting of reload options; and

•         without stockholder approval or except in the event of a spin-off, stock split, certain other recapitalizations or a change in control:

o        the re-pricing of stock appreciation and stock option awards;

o        the cancellation of such awards in exchange for new awards with a lower exercise price; or

o        the cancellation of such awards in exchange for cash or other awards.

As of March 18, 2011, the market price of our common stock was $13.42 per share, as reported on the New York Stock Exchange.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of seven years (or five years in the case of an incentive stock option granted to a 10% stockholder). Generally, options will be subject to a minimum three-year vesting schedule, with partial vesting on a pro rata or other basis permitted during such time. Options granted to non-employee directors that are subject only to a future service requirement are subject to a minimum one-year vesting schedule. However, options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule.

Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit Awards

A restricted stock award is an award of shares of our common stock subject to a restriction on transferability. The restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. A performance share award is restricted stock that vests solely upon the achievement of specified performance targets. Generally, awards will not vest for a minimum of three years. Additionally, awards contingent upon performance-based vesting will also generally be subject to a minimum one-year performance measurement period. Awards to non-employee directors that are subject only to a future service requirement are subject to a minimum one-year vesting schedule. However, awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. A recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends. Moreover, any dividends or other distributions made with respect to shares of restricted stock subject to the achievement of performance goals or shares subject to performance shares will, in each case, be deferred until and paid contingent upon the achievement of the applicable performance goals.

A restricted stock unit is equal in value to one share of our common stock and will vest following a specified period of continuous employment as set forth in the award agreement. A performance unit is a right to receive a designated dollar value, or shares of common stock of equivalent value, that is contingent on the achievement of performance goals during a performance period. The holder of a restricted stock unit or performance unit award is generally not entitled to the rights of a holder of our common stock. Moreover, any dividends or other distributions made with respect to a restricted stock unit subject to the achievement of performance goals or shares subject to a performance unit will be deferred until and paid contingent upon the achievement of the applicable performance goals. Restricted stock units and performance units will be settled by delivery of shares of our common stock or cash, as specified in the award agreement.

Change in Control and Other Events

The Amended Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a spin-off, recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the Amended Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

Upon the consummation of a change in control, the Compensation Committee may, in its discretion, provide that some or all outstanding awards will:

•         become immediately exercisable or vested;

•         terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price of any vested awards;

•         in the event of a liquidation or dissolution, convert into the right to receive the liquidation proceeds, less the exercise price; or

•         any combination of the above.

The definition of “change in control” in the Amended Plan references the meaning ascribed to the phrases “change in the ownership of a corporation,” “change in the effective control of a corporation” or “a change in the ownership of a substantial portion of the assets of a corporation” described in Treasury Regulation 1.409A-3(i)(5).

A “change in ownership of a corporation” under the Treasury Regulation generally occurs when a person or a group acquires ownership of stock in a corporation that, together with the stock held by such person or group prior to the acquisition, constitutes more than fifty percent of the total fair market value or total voting power of the stock of such corporation.

Under the Treasury Regulation, a “change in the effective control of a corporation” is generally an event in which a person or a group acquires ownership of stock in a corporation possessing thirty percent or more of the total voting power of the stock of such corporation.  In addition, a “change in the ownership or effective control of a corporation” may result from the replacement, during a twelve-month period, of a majority of a corporation’s board of directors, in which the replacement is not endorsed by a majority of the board of directors before the replacement occurs.

A “a change in the ownership of a substantial portion of the assets of a corporation” under the Treasury Regulation generally occurs when a person or group acquires assets from a corporation that have a total gross fair market value equal to or greater than forty percent of the total gross fair market value of all of the assets of the corporation immediately before the acquisition.  For purposes of the regulation, the “gross fair market value” is the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

Qualified Performance-Based Awards

The Amended Plan provides that compensation from stock options, stock appreciation rights, performance share units and other performance-based awards will generally be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The Compensation Committee will administer the Amended Plan and the Amended Plan will be interpreted consistent with the purpose of maintaining the exemption from the Section 162(m) deduction limitation, except that qualified performance targets may be waived in the event of a change in control. The Compensation Committee is responsible for certifying to the measurement of applicable performance targets. The Amended Plan provides that performance-based compensation awards intended to be exempt from the Section 162(m) deduction limitation will be subject to vesting on the basis of one or more of the following performance targets:

•         the attainment of certain target levels of, or a specified increase in, our enterprise value or value creation targets; and

•         the attainment of specified Adjusted EBITDA (earnings before income tax, depreciation and amortization) as a percentage of revenue.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may:

•         designate additional business criteria upon which the performance goals may be based;

•         modify, amend or adjust the business criteria described herein; or

•         incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

Effective Date and Term

The Amended Plan will be effective as of March 1, 2011 if approved by our stockholders at our Annual Meeting. The Amended Plan will terminate on the earlier of the date that all shares reserved for issuance have been awarded or July 1, 2016.  However, all grants made on or prior to the termination of the Amended Plan will continue in effect after the termination and remain subject to the terms of the respective award agreements and the terms of the Amended Plan.

Amendments

The Amended Plan may be amended by the Compensation Committee provided that no Amended Plan amendment may materially impair the rights of award recipients with respect to existing awards and no amendment shall be made without approval of our stockholders to:

•         change the class of individuals eligible to receive awards under the Amended Plan;

•         increase the number of shares that may be issued under the Amended Plan;

•         amend the Amended Plan in a manner that requires stockholder approval under state or federal law or the rules of the New York Stock Exchange;

•         materially amend the Amended Plan; or

•         eliminate a requirement that stockholders approve an action under the Amended Plan.

Recapitalization

If, after the effective date of the Amended Plan, the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ours by reason of any spin-off, recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of ours or other increase or decrease in such shares effected without receipt of consideration by us occurring after the effective date, an appropriate and proportionate adjustment will be made by the Compensation Committee in:

•         in the aggregate number and kind of shares of common stock available under the Plan;

•         the aggregate limit of the number of shares of common stock that may be granted pursuant to an incentive stock option;

•         the limits on the number of shares of common stock that may be granted to a participant in any one fiscal year;

•         the calculation of the reduction of shares of common stock available under the Plan;

•         the number and kind of shares of common stock issuable upon exercise (or vesting) of outstanding awards granted under the Plan;

•         the exercise price per share of outstanding stock options granted under the Plan; and

•         the number of shares of common stock subject to awards which may be granted to non-employee directors.

 No fractional shares of common stock or units of other securities will be issued pursuant to any such adjustment described above. Any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share or unit.  Any adjustments made under the Plan with respect to any incentive stock options must be made in accordance with Section 424 of the Code.

Transferability

Awards granted under the Amended Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members. Restricted stock, restricted stock units, performance shares and performance share units may not be transferred or disposed of until the applicable restrictions lapse.  In no event may any award granted under the Amended Plan be transferred for value.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the material U.S. Federal income tax rules that are generally relevant to Amended Plan awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

Upon the exercise of a stock appreciation right, an award recipient will be subject to ordinary income tax, equal to the excess of the fair market value of our common stock on the exercise date over the fair market value of our common stock on the date of grant. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income that the recipient recognizes. Upon the sale of common stock acquired upon exercise of a stock appreciation right, the recipient will recognize long or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise. Upon the exercise of a non-qualified option, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price paid (the “spread”) will constitute compensation taxable to the recipient as ordinary income. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the recipient. With respect to incentive stock options (“ISOs”), a recipient who holds shares acquired upon exercise for at least one year will not recognize taxable income. If the recipient holds the shares for at least one year, the recipient will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. We will not receive a tax deduction with respect to the exercise of an ISO if the one year ISO holding period is satisfied. Award recipients do not recognize any taxable income and we are not entitled to a deduction upon the grant of a stock appreciation right, a non-qualified option or an ISO.

The recipient of a performance share or restricted stock award will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based vesting targets or continued service requirements and the recipient has not elected to be taxed at the time of grant. In such case, the recipient will generally recognize ordinary income when the substantial risk of forfeiture expires or is removed. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes.

The recipient of a performance share unit or restricted stock unit will not recognize taxable income at the time of grant.  The recipient will generally recognize ordinary income upon the delivery of shares of our common stock or cash, as specified in the award agreement.  We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify provisions to applicable award agreements and establish sub-plans for the purpose of complying with legal or regulatory provisions of countries outside the United States.

New Plan Benefits

On February 28, 2011, the Compensation Committee approved equity awards, subject to stockholder approval of the Amended Plan, to certain eligible participants as summarized in the table set forth below.  The awards consist of 50% time-based RSUs, which vest in three equal annual installments beginning with the first anniversary of the grant date, and 50% performance-based RSUs, which are subject to a one-year performance period, and vest on a pro rata basis over the subsequent three years from the grant date for any shares earned.  The number of performance-based RSUs that may be earned will adjust based on our performance relative to the underlying Adjusted EBITDA margin performance goal.

The Compensation Committee approved the awards subject to stockholder approval (in connection with this proposal) of the Amended Plan, and awards will be granted upon stockholder approval of the Amended Plan.

The information summarized in the table below represents the number of time-based restricted stock units and performance-based RSUs that will vest if the service requirements are satisfied and the performance goals are met at the target performance level. The exact number of performance-based RSUs that will vest will vary from 0% to 200% of the target award, depending on actual company performance relative to the performance goals.

NEW PLAN BENEFITS

SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan

Name and Position	Dollar Value ($) (1)	Number of Units (2)
Roy G. Krause, President and Chief Executive Officer	—	101,534
Mark W. Smith, Executive Vice President and Chief Financial Officer	—	42,000
William J. Grubbs, Executive Vice President and Chief Operating Officer	—	51,334
John D. Heins, Senior Vice President and Chief Human Resources Officer	—	21,867
NEO Group (3)	—	216,735
Non-Executive Director Group (4)	—	—
Non-Executive Officer Employee Group (5)	—	228,417

(1)

Regarding the contingent grant of time-based RSUs and performance-based RSUs disclosed in the “Number of Units” column, the actual dollar value of such awards will be determined if, and when , stockholders approve the Amended Plan.

(2)

Consists of 50% time-based RSUs, which vest over a period of three years, and 50% performance-based RSUs, which are subject to a one-year performance period. Assuming the highest level of performance for the performance-based RSUs, the time-based RSUs and performance-based RSUs could result in a maximum aggregate issuance of 667,700 shares under the Amended Plan (which, if fully earned, would cause 1,021,581 shares to be deducted from the aggregate share limit based upon the Amended Plan's 1.53 to 1 conversion ratio for full value awards).

(3)	This group includes all of our current NEOs.

(4)	This group includes all of our current non-employee directors.

(5)	This group includes all of other employees, including its officers who are not NEOs.

With respect to other grants under the Amended Plan, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual settlement of awards under the Amended Plan will be discretionary.

Vote Required

The affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval of the Amended and Restated 2006 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN.

Item 4 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

As required under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) AND Section 14A of the Securities Exchange Act of 1934, as amended, we are asking you to cast an advisory (non-binding) vote at the 2011 Annual Meeting to approve the compensation of our named executive officers.  This advisory vote, commonly known as a “Say-on-Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this proxy statement.

You may vote “FOR” or “AGAINST” the Say-on-Pay resolution, or may abstain from voting on the resolution.  The result of the Say-on-Pay vote will not be binding on us or our Board.  However, the Compensation Committee will take into account the outcome of the Say-on-Pay vote when considering named executive compensation arrangements for future years.

Before you vote, please review the “Executive Summary” on page 11, as well as the rest of our Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it in this proxy statement.  These sections clearly and concisely describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

 We believe you should vote “FOR” our named executive officer compensation program, which, as described more fully in Compensation Discussion and Analysis (“CD&A”), we have designed to help us (1) provide competitive total pay opportunities, (2) emphasize “pay for performance” and thereby link rewards to results achieved, (3) align the interests of our senior management with those of our investors and (4) recognize the importance of retaining our senior management.

For 2010, we made executive compensation decisions to help us attract and retain executive talent with the requisite and unique competencies and skills to operate successfully, and we were focused on motivating our executives to increase stockholder value for our investors in a changing economic climate.  Here are the highlights of our 2010 named executive officer pay programs:

Key Compensation Elements

Base, annual incentive and long-term incentive compensation at 50th percentile based upon peer group.  We provide target pay opportunities for our CEO and other NEOs at approximately market median.  To determine market, target pay opportunities are benchmarked against target and actual executive pay as disclosed in the proxy statements of our key competitors in the staffing and recruiting industry.  We define the “market” as the size-adjusted 50th percentile of the data, based on total revenues.

 Significant portion of CEO and other NEO pay is performance based.  We believe that a significant portion of the CEO and other NEO pay should be performance based.  The benchmarking discussed above supports our beliefs in this area.  The mix of base pay, target annual incentive pay and target long-term incentives for 2010 is as follows:

   Performance measures and targets disclosed.  We provide transparency to shareholders regarding performance of our annual and long-term incentive plans.  Each year our CD&A discloses the performance measures, targets and actual overall results attained and provides additional commentary.  For example, this year’s CD&A explains that the CEO and other NEO annual incentives were earned at a 151% payout level due to Adjusted EPS well above the 2010 Adjusted EPS target.  The CD&A further discusses that after considering SFN’s comparable performance versus its peers, management recommended and the Compensation Committee concurred that the Adjusted EPS portion of the annual incentive should be limited to a 125% payout.

Annual incentive and long-term incentive compensation measures of performance are different.  We use multiple measures of performance in our incentive compensation plans.  The annual incentive plan, which is a cash based plan, is based upon Adjusted EPS performance and several operational measures all of which reward the CEO and other NEOs for absolute performance compared with pre-established targets.  The long-term incentive plan, which is an equity based plan, is based upon the attainment of pre-established Adjusted EBITDA margin improvement levels and reward the CEO and other NEOs for expanding margins and managing the Company efficiently and effectively as the business grows.

Stock Ownership

Ownership guidelines.  The Common Stock ownership guideline for the CEO is six times his annual base salary and the other NEOs are expected to hold Common Stock in an amount equal to three times their annual base salary.  The CEO and other NEOs are in compliance with the Company’s guidelines.

Securities Trading and Anti-hedging policy.  SFN maintains the following policies regarding securities trading and hedging of the economic risk of Common Stock ownership by the CEO and other NEOs: (1) Prohibition on trading in the Company’s stock during pre-established “closed window” periods; (2) Prohibition on trading in the Company’s stock during “open window” periods if in possession of material non-public information; (3) Prohibition on trading in the Company’s stock on a short-term basis as described in the Securities and Exchange Commission’s “short-swing profits” rules; (4) Prohibition on “short” sales of the Company’s stock; (5) Prohibition on trading inputs, calls, future contracts or other forms of derivative securities relating to the Company’s stock; and (6) All transactions involving the Company’s stock must be pre-approved by designated personnel.

No repricing.  The Compensation Committee has strictly adhered to a policy of not allowing repricing of stock options and the Amended and Restated 2006 Stock Incentive Plan also included in this Proxy for Shareholder approval as Item 3 exclusively prohibits the repricing of stock options.

Benefits & Other

No SERPs.  The CEO and other NEOs have no special retirement plans available to them above and beyond those broad based plans available to other employees.  Similar to all other highly compensated employees (“HCE”, employees with annual earnings in excess of $135,000) in the Company, NEOs are not eligible to participate in the Company’s 401(k) Plan.  They are eligible to participate in the Company’s Deferred Compensation Plan.  The Deferred Compensation Plan is a non-qualified plan that allows participants to defer a portion of their compensation on a pre-tax basis. No match was awarded to plan participants in 2010 and no other employer money was contributed to the Deferred Compensation Plan.  No other qualified or nonqualified retirement plans exist for NEOs at SFN.

No perquisites.  The CEO and other NEOs are eligible for the same health and welfare benefits at the same employee contribution rates as other staff associates in the Company.  In keeping with our executive compensation program philosophy, we do not provide any perquisites to the NEOs.

Clawback policy.  The Company has a Clawback Policy that gives the Compensation Committee discretion to recover or withhold compensation from annual or long-term incentive plan awards under certain circumstances, including ethical violations, misconduct, or materially restated financial statements resulting from intentional misconduct or negligent acts.  The Compensation Committee will consider other Clawback Policy changes pursuant to the provisions of the Dodd-Frank Act as such requirements become known.

Independent Compensation Committee and Consultants

Independent Compensation Committee.   The Compensation Committee is comprised of Anne Szostak (Chairperson), J. Ian Morrison and Barbara Pellow.  None of these Committee members have ever been an officer or employee of SFN or any of our subsidiaries and none of our executive officers has served on the compensation committee or Board of Directors of any company of which any of our other directors is an executive officer.

Consultants.  The Compensation Committee has retained Meridian Compensation Partners as its independent compensation consultant to assist with executive compensation matters.  In this capacity, Meridian reports directly to the Committee chair, and as necessary communicates directly with the Committee without management present.  Meridian representatives generally attend all regularly-scheduled meetings of the Committee, and participate in executive sessions as requested.

For all of these reasons, the Board of Directors urges you to approve the following resolution:

“RESOLVED, that on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narratives and descriptions in the Company's proxy statement for the Annual Meeting is hereby APPROVED.”

Vote Required

The affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval of the compensation of the Company’s named executive officers as set forth in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT.

Item 5 – Advisory Vote on the Frequency for Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

As also required under the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking you to cast an advisory (non-binding) vote at the 2011 Annual Meeting to express your views about how frequently (but at least once every three years) we should conduct a Say-on-Pay vote after 2011.  This advisory vote, commonly known as a “Frequency” vote, gives you the opportunity to express your views about the proper frequency for our Say-on-Pay votes.

You may vote for Say-on-Pay votes to be held every “1 YEAR,” every “2 YEARS” or  every “3 YEARS” in response to the Frequency proposal, or may abstain from voting in response to the Frequency proposal.  The results of the Frequency vote will be advisory and will not be binding upon us or our Board. However, we will take into account the outcome of the Frequency vote when determining how frequently we will conduct future Say-on-Pay votes, and we will disclose our frequency decision as may be required by the Securities and Exchange Commission.

We believe you should vote for us to conduct Say-on-Pay votes every year.  Before you vote, we encourage you to consider the following:

•         The compensation of our NEOs is evaluated, adjusted and approved annually;

•         Our Board values stockholder input and believes that stockholder input should be taken into consideration by the Board in that annual process; and

•         An annual advisory vote on the compensation of our NEOs will allow our stockholders to provide input on our NEO compensation practices, policies and philosophies as disclosed in our proxy statement on an annual basis.

For all of these reasons, the Board of Directors urges you to vote for us to conduct future Say-on-Pay votes every year.

With respect to this Item 5, you are voting to recommend that we conduct future Say-on-Pay votes every 1 year, every 2 years or every 3 years.  You may also abstain from voting on this Item 5.  You are not voting to approve or disapprove the Board of Directors’ recommendation on this Item 5.

Vote Required

The affirmative vote of a plurality of the votes of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of the frequency for the vote on the compensation of the Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “1 YEAR” FOR THE FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Other Matters

The Board knows of no other matters which will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

Based on a review of filings with the Securities and Exchange Commission, the following represents each person known to us to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner and Address	Shares of Common Stock Beneficially Owned	Percent of Class
Dimensional Fund Advisors LP (1)	4,279,736	8.09%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746 22
BlackRock Inc. (2)	4,277,807	8.09%
40 East 52nd Street
New York, NY 10
The Vanguard Group, Inc . (3)	2,866,464	5.41%
100 Vanguard Boulevard
Malvern, PA 19355
Systematic Financial Management LP (4)	2,735,295	5.17%
c/o Glenpointe East , 7th Floor
300 Frank W. Burr Boulevard
Teaneck, NJ 07666
Cramer Rosenthal McGlynn LLC (5)	2,702,938	5.1%
520 Madison Avenue
New York, NY 10022

____________________

(1)  Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011, Dimensional Fund Advisors LP is the beneficial owner of 4,279,736 shares of the Common Stock or 8.09% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients.  Dimensional Fund Advisors LP asserts sole voting power as to 4,262,986 of the shares and sole dispositive power as to all 4,279,736 shares.

(2)  Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2011, BlackRock, Inc., a parent holding company, is the beneficial owner of 4,277,807 shares of Common Stock or 8.09% of shares outstanding, which shares were acquired for investment purposes for certain of its clients. BlackRock, Inc. asserts sole voting power and sole dispositive power as to all 4,277,807 shares.

(3)  Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2011, The Vanguard Group, Inc., an investment adviser registered under the Investment Advisors Act of 1940, is the beneficial owner of 2,866,464 shares of the Common Stock or 5.41% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients.  The Vanguard Group, Inc. asserts sole voting power as to 74,731 of the shares and sole dispositive power as to 2,791,733 shares, and shared dispositive power as to 74,731 shares.

(4)  Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Systematic Financial Management LP, an investment adviser registered under the Investment Advisors Act of 1940, is the beneficial owner of 2,735,295 shares of the Common Stock or 5.17% of shares outstanding.  Systematic Financial Management LP asserts sole voting power as to 1,115,685 of the shares and sole dispositive power as to all 2,735,295 shares.  Since the filing of its Schedule 13G, Systematic Financial Management LP has notified us that it no longer is the beneficial owner of more than 5% of our common stock.

(5)  Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011, Cramer Rosenthal McGlynn LLC, an investment adviser registered under the Investment Advisors Act of 1940, is the beneficial owner of 2,702,938 shares of the Common Stock or 5.1% of shares outstanding.  Cramer Rosenthal McGlynn LLC asserts sole voting power as to 2,621,538 of the shares and sole dispositive power as to all 2,702,938 shares.  Since the filing of its Schedule 13G, Cramer Rosenthal McGlynn LLC has notified us that it no longer is the beneficial owner of more than 5% of our common stock.

The following table sets forth the beneficial ownership of our Common Stock as of March 18, 2010 by each of (1) the NEOs in the Summary Compensation Table on page 22, (2) our directors as of that date, and (3) our directors date and executive officers as a group.  The determinations of beneficial ownership by our directors and executive officers of the Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  This Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined.

	Shares of Common Stock	Percent of Class
Name of Beneficial Owner	Beneficially Owned (1)	if more than 1%
Roy G. Krause (2)………………………………………………	2,758,468	5.16%
Mark W. Smith (3)……………………………………………...	835,900	1.62%
William J. Grubbs (4)…………………………………………...	434,958	*
John D. Heins (5)……………………………………………….	266,785	*
James J. Forese (6)……………………………………………..	94,268	*
Steven S. Elbaum (7)……………………………………………	235,806	*
William F. Evans (8)……………………………………………	81,053	*
J. Ian Morrison (9)………………………………………………	74,433	*
David R. Parker (10)……………………………………………	69,319	*
Anne Szostak (11)……………………………………………...	51,381	*
Barbara Pellow …………………………………………………	33,255	*
Lawrence E. Gillespie ………………………………………….	0	-
Directors and Executive Officers as a group (12 persons) (12)..	4,935,626	8.97%

____________________

*      Indicates less than 1.0%

(1)   Unless otherwise indicated in the notes to this table, the stockholders listed in the table have sole voting and dispositive power with respect to shares beneficially owned by them.  DSUs, pursuant to the SFN Deferred Stock Plan (the “DSU Plan”)

and RSUs, under the 2006 Plan,  have been granted to certain of our directors and executive officers.  A DSU and an RSU each represent the right to receive a share of Common Stock in the future after meeting service requirements or financial performance targets.  Included in the shares beneficially owned by the stockholders are DSUs and RSUs that have vested.  The holder may elect to accept delivery of the common share underlying such DSU or RSU at the time of vesting or to defer delivery until a designated time in the future.  A stockholder does not possess voting power as to a common share underlying a DSU or RSU until the stockholder accepts delivery of such common share.  A stockholder does possess dispositive power as to a DSU or RSU once such DSU or RSU has vested.  Those employees holding shares of Common Stock pursuant to the DCP have no voting power for those shares but do have dispositive power.

(2)   Includes 1,356,400 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 382,018 vested and deferred DSUs and RSUs.  Also includes 755,319 shares of Common Stock held by Mr. Krause pursuant to the DCP.

(3)   Includes 467,435 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 56,241 vested and deferred DSUs and RSUs.  Also includes 201,196 shares of Common Stock held by Mr. Smith pursuant to the DCP.

(4)   Includes 260,294 shares of Common Stock deemed to be beneficially owned by Mr. Grubbs by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 49,656 vested and deferred DSUs and RSUs.  Also includes 47,944 shares of Common Stock held by Mr. Grubbs pursuant to the DCP.

(5)   Includes 136,333 shares of Common Stock deemed to be beneficially owned by Mr. Heins by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 39,608 vested and deferred RSUs.

 (6)  Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Forese by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 49,268 vested and deferred DSUs and RSUs.

(7)   Includes 10,000 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 105,493 vested and deferred DSUs and RSUs.

(8)   Includes 10,000 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 54,299 vested and deferred shares DSUs and RSUs.

(9)   Includes 10,000 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 54,299 vested and deferred DSUs and RSUs.

(10) Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Parker by reason of his right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 33,805 vested and deferred DSUs and RSUs.

(11) Includes 23,147 vested and deferred DSUs and RSUs.

(12) Includes an aggregate of 2,260,462 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 18, 2011 through the exercise of stock options and 847,834 vested and deferred shares DSUs and RSUs.  Also includes 1,004,459 shares of Common Stock held by our executive officers pursuant to the DCP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires certain of our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership of the Common Stock on Form 3 and reports of changes in beneficial ownership of the Common Stock on Form 4 or Form 5.  Such persons are also required to furnish us with copies of all such reports filed. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, as well as any written representations furnished to us that no other reports were required, we believe that, during Fiscal 2010, all Section 16(a) filing requirements applicable to such persons were timely filed, except that Steven S. Elbaum, a director of the Company, did not file one Form 4 timely, representing one transaction occurring in November 2010.  That transaction was subsequently reported on a Form 5.

Equity Compensation Plan Information

The table below sets forth certain information with respect to our equity compensation plans as of December 26, 2010:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,166,355		$4.17	423,106
Equity compensation plans not approved by security holders	180,092	(1)	$-	-
Total	6,346,447		$-	423,106

(1)   The equity compensation plan not approved by security holders was a restricted stock plan that is no longer being utilized by us and will not be utilized in the future.

Proxy Solicitation Costs

In addition to soliciting proxies by mail, certain of our employees and directors may also solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services.

Householding; Availability of Materials

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address.  This process, which is commonly referred to as “householding”, can effectively reduce our printing and postage costs.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household.  If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-900-542-1061 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

A copy of our Annual Report on Form 10-K for fiscal year ended December 26, 2010, our Governance Principles, each of the Charters of our Committees of the Board, and our Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers, will be available without charge upon written request to:

Teri Miller
Investor Relations
SFN Group, Inc.
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

April 7, 2011	BY ORDER OF THE BOARD OF DIRECTORS, Thad S. Florence Secretary

ANNEX A

SFN GROUP, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

1.                  ESTABLISHMENT, EFFECTIVE DATE AND TERM

                SFN Group, Inc., a Delaware corporation, hereby amends and restates the Spherion Corporation 2006 Stock Incentive Plan as the SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan.  The Spherion Corporation 2006 Stock Incentive Plan was effective as of July 1, 2006.  This Plan was approved by the Board on and effective as of March 1, 2011, subject to approval of the Plan by the Company’s stockholders.  Any Award granted under this Plan prior to approval of the Plan by the Company’s stockholders will be contingent upon such approval. Unless earlier terminated pursuant to Section 15(k) hereof, the Plan shall terminate on July 1, 2016, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

2.                  PURPOSE

                The purpose of the Plan is to advance the interests of the Company by allowing the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and incentives to expend maximum effort for the growth and success of the Company so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of the Company.

3.                  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)                "Award" means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

(b)               "Award Agreement" means a written agreement entered into by the Company and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

(c)                "Board" means the board of directors of the Company.

(d)               "Cause" means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant's duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

(e)                "Change in Control" shall have the meanings ascribed to the phrases "change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation" under Treasury Department Regulation 1.409A-3(i)(5), as such regulation may be revised from time to time.

(f)                 "Change in Control Price" means the price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

A-1

(g)                "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)                "Committee" means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and as an "outside director" for purposes of Code Section 162(m).  If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee.  Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

(i)                  "Common Stock" means the common stock, $.01 par value per share, of the Company.

(j)                 "Company" means SFN Group, Inc., a Delaware corporation, and all entities whose financial statements are required to be consolidated with the financial statements of SFN Group, Inc. pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

(k)               "Covered Employee" means "covered employee" as defined in Code Section 162(m)(3).

(l)                  "Covered Individual" means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Section 5(b).

(m)              "Detrimental Activity" means (i) the disclosure to anyone outside the Company, or the use in other than the Company's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant's employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant's employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant's Disparagement, or inducement of others to do so, of the Company or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company; provided, however, that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant's employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company.  For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

(n)                "Disability" means a "permanent and total disability" within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

(o)               "Disparagement" means making any comments or statements to the press, the Company's employees or any individual or entity with whom the Company has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

(p)               "Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

(q)               "Effective Date" means, subject to approval of the Plan by the Company’s stockholders, March 1, 2011, which was the date the Plan was approved by the Board.

(r)                 "Eligible Individual" means any employee, officer, director (employee or non-employee director) of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

(s)                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(t)                 "Exercise Price" means the purchase price of each share of Common Stock subject to an Award.

(u)                "Fair Market Value" means, unless otherwise required by the Code, as of any date, the last sale price reported for the Common Stock on such date as reported by the national securities exchange in the United States on which it is then traded, or if the Common Stock is not reported on such date, on the first day prior thereto on which the Common Stock was reported; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded.  If the Common Stock is not readily traded on a national securities exchange, the Fair Market Value shall be determined in good faith by the Committee in compliance with the fair market value pricing rules set forth in Code Section 409A.

(v)                "Grant Date" means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

(w)              "Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

(x)                "Non-Employee Director" means a director of the Company who is not an active employee of the Company.

(y)                "Non-qualified Stock Option" means an Option which is not an Incentive Stock Option.

(z)                "Option" means an option to purchase Common Stock granted pursuant to Section 7 of the Plan.

(aa)            "Participant" means any Eligible Individual who holds an Award under the Plan and any of such individual's successors or permitted assigns.

(bb)           "Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award.

(cc)            "Performance Period" means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

(dd)           "Performance Share" means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

(ee)            "Performance Unit" means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

(ff)               "Person" means any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

(gg)            "Plan" means this SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan.

(hh)            "Prospective Employee" means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

(ii)                "Restricted Stock" means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 9 hereunder.

(jj)               "Restricted Stock Unit" means the right to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 9 hereunder.

(kk)           "Section 424 Employee" means an employee of the Company or any "subsidiary corporation" or "parent corporation" as such terms are defined in and in accordance with Code Section 424.  The term "Section 424 Employee" also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

(ll)                "Stock Appreciation Right" means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 8 hereunder.

(mm)        "Transfer" means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

4.                  ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

5.                  ADMINISTRATION

(a)                Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion.  The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b)               Advisors to Committee.  The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan. The Committee may grant authority to the Chief Executive Officer of the Company or any other employee of the Company to execute agreements or other documents on behalf of the Committee in connection with the grant of an Award or the administration of the

Plan.  The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent.  The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(c)                Participants Outside the U.S.  In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates,  the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(d)               Liability and Indemnification.  No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder.  The Company shall, to the maximum extent permitted by applicable law and the certificate of incorporation and by-laws of the Company, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted or any Award Agreement entered into hereunder.  Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the certificate of incorporation or by-laws of the Company.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual's own fraud or bad faith.

6.                  COMMON STOCK

(a)                Shares Available for Awards.  The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock.  Subject to adjustment as provided in this Section, the total number of shares of Common Stock that may be issued or transferred pursuant to Awards granted under the Plan shall not exceed in the aggregate 7,000,000 shares, including 5,000,000 shares that were approved under the Spherion Corporation 2006 Stock Incentive Plan, plus any shares of Common Stock relating to awards that terminate or are forfeited or cancelled as provided in Section 6(d) below or under the Spherion Corporation 2000 Stock Incentive Plan.

(b)               Plan Limits.

                                                                  (i)                        With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of 7,000,000 of such shares may be subject to grants of  Incentive Stock Options.

                                                                (ii)                        With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of 500,000 of such shares may be subject to grants of Awards to any one Eligible Individual during any one fiscal year.

                                                               (iii)                        The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be, in the aggregate, $3,000,000.

(c)                Reduction of Shares Available for Awards.  Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

                                                                  (i)                        In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right.

A-5

                                                                (ii)                        In connection with the granting of an Award on or after the Effective Date that is settled in Common Stock (other than the granting of an Option or Stock Appreciation Right), the shares remaining available for Awards under Section 6 shall be reduced by 1.53 shares of Common Stock for each share of Common Stock subject to such Award (instead of being reduced by one share of Common Stock for each such share of Common Stock that is subject to such Award).

                                                               (iii)                        Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan. Notwithstanding anything to the contrary contained in the Plan: (A) if shares of Common Stock are tendered or otherwise used in payment of the Exercise Price of an Option, such shares will not be added to the aggregate plan limit described above and the total number of shares covered by the Option being exercised shall count against the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate plan limit described above; (C) the number of shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Common Stock, and whether or not shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan; and (D) in the event that the Company repurchases shares with Option exercise proceeds, those shares will not be added to the aggregate plan limit described above.

(d)               Cancelled, Forfeited, or Terminated Awards.  If any Award is cancelled,  forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award will, to the extent cancelled, forfeited or terminated, be available for future Awards granted under the Plan as if said Award had never been granted.

(e)                Recapitalization.  If, after the Effective Date, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any spin-off, recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan; (ii) in the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) in the limits on the number of shares of Common Stock that may be granted to an Eligible Individual in any one fiscal year; (iv) in the calculation of the reduction of shares of Common Stock available under the Plan; (v) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (vi) in the Exercise Price per share of outstanding Options granted under the Plan and (vii) the number of shares of Common Stock subject to Awards which may be granted to Non-Employee Directors under Section 11.  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 6(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.  Any adjustments made under this Section 6(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

7.                  OPTIONS

(a)                Grant of Options.  Subject to the terms and conditions of the Plan, the Committee may grant to Eligible Individuals Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine.  Each grant of an Option must satisfy the requirements set forth in this Section.

(b)               Type of Options.  Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-qualified Stock Option.  Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee.  In the absence of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options.

(c)                Exercise Price.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement; provided, that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of the Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d)               Limitation on Repricing.  Except in connection with a corporate transaction or event described in Section 6(e) of the Plan, the terms of outstanding awards may not be amended to reduce the Exercise Price of outstanding Options, or cancel outstanding Options in exchange for cash, other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options without stockholder approval.  This Section 7(d) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 6(e) of the Plan.  Notwithstanding any provision of the Plan to the contrary, this Section 7(d) may not be amended without approval by the Company's stockholders.

(e)                Limitation on Option Period.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the seventh anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option.  In the case of Options expiring prior to the seventh anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the seventh anniversary of the Grant Date thereof.

(f)                 No Reload of Options.  The Plan shall not permit an additional automatic grant of an Option to a Participant who exercises an Option by surrendering other shares of Common Stock ("reload stock option").

(g)                Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

                                                                  (i)                        Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees.  The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.  Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-qualified Stock Options.

                                                                (ii)                        Minimum Exercise Price.  In no event may the Exercise Price of an Incentive Stock Option be less than 100% of the Fair Market Value as of the Grant Date of a share of Common Stock.

                                                               (iii)                        Ten Percent Stockholder.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, such Incentive Stock Options (i) must have an Exercise Price that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(h)                Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto.  Except as otherwise provided in Sections 11, 12 and 13 of the Plan, Options subject solely to a future service requirement shall have a vesting period of not less than three years from the Grant Date (but permitting partial vesting, on a pro rata or other basis, over such time); provided, however, Options which are awarded to Non-Employee Directors and subject solely to a future service requirement shall not vest prior to the first (1st) anniversary of the Grant Date.

(i)                  Exercise.  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions.  The Participant shall deliver to the Company a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan.  Said notice must be delivered to the Company at its principal office and addressed to the attention of the Treasury Department.  The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise.  An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(j)                 Payment.  Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

                                                                  (i)                        by cash, certified or cashier’s check, bank draft or money order; or

                                                                (ii)                        through the delivery to the Company of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Company incurring any liability under Section 16(b) of the Exchange Act.

Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion and to the extent permitted by applicable law, permit such payment to be made (i) through a "cashless exercise sale and remittance procedure" pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income, employment, excise and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (ii) by any other method as may be permitted by the Committee.

(k)               Termination of Employment, Disability or Death.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant's outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph.  Upon such termination, the Participant's unvested Options shall expire.  Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or service.

                                                                  (i)                        Termination for Reason Other Than Cause, Disability or Death.  If a Participant's termination of employment is for any reason other than Cause (including Detrimental Activity or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause or Detrimental Activity (without regard to any notice or cure period requirements)), Disability or death, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

                                                                (ii)                        Disability.  If a Participant's termination of employment or service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death, but in no event after the termination of the Option pursuant to its terms.

                                                               (iii)                        Death.  If a Participant dies while in the employment or service of the Company, the Participant's estate or the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant's death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant's death.

                                                              (iv)                        Termination for Cause.  In the event the termination is for Cause,  Detrimental Activity or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause or Detrimental Activity (without regard to any notice or cure period requirement), any Option held by the Participant at the time of occurrence of the event which would be grounds for termination of employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for termination of employment by the Company for Cause.

8.                  STOCK APPRECIATION RIGHTS

(a)                 Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, as the Committee shall determine in its sole and absolute discretion.  Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b)               Terms and Conditions of Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Period, the Exercise Price and repricing) of the Stock Appreciation Right shall be identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 7 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c)                Limitation on Repricing. Except in connection with a corporate transaction or event described in Section 6(e) of the Plan, the terms of outstanding awards may not be amended to reduce the Exercise Price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Stock Appreciation Rights without stockholder approval.  This Section 8(c) is intended to prohibit the repricing of “underwater” Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 6(e) of the Plan.  Notwithstanding any provision of the Plan to the contrary, this Section 8(c) may not be amended without approval by the Company's stockholders.

(d)               Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the President of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(e)                 Payment of Stock Appreciation Right.  Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion.  The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised.  Notwithstanding the foregoing, the Company may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

9.                  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)                Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts, as the Committee shall determine in its sole and absolute discretion.  Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b)               Restrictions.  The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, time based vesting restrictions, or the attainment of Performance Goals.  Except as otherwise provided in Sections 11, 12 and 13 of the Plan, Restricted Stock and Restricted Stock Units which are subject solely to a future service requirement shall not vest prior to the third (3rd) anniversary of the Grant Date (but permitting partial vesting, on a pro rata or other basis, over such time); provided, however, that Restricted Stock and Restricted Stock Units which are awarded to Non-Employee Directors and subject solely to a future service requirement shall not vest prior to the first (1st) anniversary of the Grant Date.  Shares of Restricted Stock or Restricted Stock Units subject to the attainment of Performance Goals will be subject to a minimum one-year performance period and will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 10(d).

(c)                Certificates and Certificate Legend.  With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire.  The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.  In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the SFN Group, Inc. Amended and Restated 2006 Stock Incentive Plan, and in an Agreement entered into by and between the registered owner of such shares and the company, dated _____________.  A copy of the Plan and the Award Agreement may be obtained from the Secretary of the company."

(d)               Removal of Restrictions.  Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions.  Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions (if any) held in escrow by the Company with respect to such Restricted Stock.   Upon the lapse of the applicable restrictions with respect to any Restricted Stock Units, the Company shall deliver to the Participant one share of Common Stock for each Restricted Stock Unit and any Dividend Equivalents (if any) credited with respect to such Restricted Stock Units.  Unless otherwise provided in an Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Stock Units.  If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the applicable restrictions lapsed with respect to the related Restricted Stock Unit and any Dividend Equivalents (if any) credited with respect to such Restricted Stock Units.

(e)                Stockholder Rights.  Until the expiration of all applicable restrictions, the Restricted Stock shall be treated as outstanding, the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Performance Goals shall be deferred until and paid contingent upon the achievement of the applicable Performance Goals.  If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.  Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the

Company until all restrictions on the respective Restricted Stock have lapsed.  With respect to shares of Common Stock underlying Restricted Stock Units, a Participant shall not have any right to vote on any matter submitted to the Company's stockholders and, unless otherwise provided for in an Award Agreement or as provided for in Section 6(e) of the Plan, shall not be entitled to receive dividends, Dividend Equivalents or other distributions paid with respect to such shares until the shares of Common Stock attributable to such Restricted Stock Units have been issued; provided, however, that dividends or other distributions on Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Goals shall be deferred until and paid contingent upon the achievement of the applicable Performance Goals.

(f)                 Termination of Service.  Unless otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company terminates for any reason, all unvested shares of Restricted Stock and unvested Restricted Stock Units held by the Participant and any dividends or distributions held in escrow by the Company with respect to such shares of Restricted Stock or Restricted Stock Units shall be forfeited immediately and returned to the Company.  Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 10 as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares.

10.              PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)                Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, as the Committee shall determine in its sole and absolute discretion.  Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b)               Performance Goals.  For any Award subject to the achievement of Performance Goals, such Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, the Company's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax profits including, without limitation, that attributable to the Company's continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company's operational cash flow or  working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company's operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company's long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company's continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company's net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company's after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company's Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) the attainment of certain performance zone targets; and (xiii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization) or specified levels of EBITDA as a percentage of revenue.  In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above.  Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations.  To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c)                 Terms and Conditions of Performance Shares and Performance Units.  The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion.  The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder.  Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical.  Unless otherwise provided in an Award Agreement, the Participants' rights as a stockholder in Performance Shares and Performance Units shall be substantially identical to the terms and conditions that would have been applicable under Section 9 above if the Performance Shares were Restricted Stock and the Performance Units were a grant of Restricted Stock Units; provided, however, that dividends or other distributions made with respect to shares of Common Stock underlying Performance Shares and Performance Units shall, in all cases, be deferred until and paid contingent upon the achievement of the applicable Performance Goals.

(d)               Determination and Payment of Performance Units or Performance Shares Earned.  As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing.  As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable).  Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.  For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e)                Termination of Employment.  Unless otherwise provided in an Award Agreement, if a Participant's employment or service with the Company terminates for any reason, all of the Participant's outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

                                                                  (i)                        Termination for Reason Other Than Death or Disability.  If a Participant's employment or service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

                                                                (ii)                        Termination of Employment for Death or Disability.  If a Participant's employment or service with the Company terminates by reason of the Participant's death or Disability prior to the end of a Performance Period, the Participant, or the Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant's outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

11.              AWARD GRANTS TO NON-EMPLOYEE DIRECTORS

(a)                Annual Grants.  The maximum number of shares of Common Stock that may be issued pursuant to Awards to a Non-Employee Director during any fiscal year shall be thirty thousand (30,000).

(b)               Plan Limit on Grants.   The maximum number of shares of Common Stock that may be issued to Non-Employee Directors under the Plan shall be one million (1,000,000).

(c)                Vesting of Certain Non-Employee Director Awards.  Notwithstanding the minimum vesting provisions in Section 7(h) and 9(b) of the Plan, any Award granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.

12.              CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the consummation of a Change in Control of the Company, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that Awards shall terminate; provided, however, that Participants shall have the right, immediately prior to the consummation of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that Awards shall terminate provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv)  provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing; provided, however, the Committee shall not take any action permitted by this Section unless counsel for the Company determines that such action will not result in adverse tax consequences to a  Participant under Section 409A of the Code.  In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

13.              CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by the Company or any entity that is a part of the Company immediately after such event.

14.              REQUIREMENTS OF LAW

(a)                Violations of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other Federal or state securities laws or regulations.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b)               Registration.  At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable Federal and state securities laws with respect thereto.  In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant's exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent.  Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion.  The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate.  The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c)                Withholding.  The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award, including but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of the minimum number of shares of Common Stock issuable that is necessary to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person's wages or compensation due to such person, or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)               Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

15.              GENERAL PROVISIONS

(a)                Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement.  Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain such provisions as the Committee shall deem appropriate.  The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b)               Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be equal to the par value of a share of Common Stock.

(c)                Dividends and Dividend Equivalents.  Except as provided for in Section 6(e), Section 9(e) and Section 10 of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option or a Stock Appreciation right; provided, however, that dividends or other distributions made with respect to Restricted Stock with restrictions that lapse as a result of the achievement of Performance Goals or shares of Common Stock underlying Performance Shares and Performance Units shall, in each case, be deferred until and paid contingent upon the achievement of the applicable Performance Goals.

(d)               Deferral of Awards.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of a Restricted Stock Unit or a Performance Unit, receipt of all or a portion of the shares of Common Stock or cash subject to such Restricted Stock Unit or a Performance Unit and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine.  The Committee shall not permit the deferral of an

Award unless counsel for the Company determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code.  If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e)                Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f)                 Issuance of Certificates; Stockholder Rights.  The Company shall deliver to the Participant a certificate evidencing the Participant's ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares.  A Participant shall not have any of the rights of a stockholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.  To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.  The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for Federal tax purposes pursuant to Code Section 162(m).

(g)                Transferability of Awards.  A Participant may not Transfer an Award other than by will or the laws of descent and distribution.  Awards may be exercised during the Participant's lifetime only by the Participant.  No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person.  Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award.  Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant's "family member" as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, under such terms and conditions as specified by the Committee.  In such case, such Award shall be exercisable only by the transferee approved of by the Committee.  To the extent that the Committee permits the Transfer of an Incentive Stock Option to a "family member", so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-qualified Stock Option.  In no event shall any Award granted under the Plan be transferred for value.

(h)                Buyout and Settlement Provisions.  Except as prohibited in Section 7(d) and 8(c) of the Plan, the Committee may at any time on behalf of the Company offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.  Notwithstanding the foregoing, the Company may not offer to buy out any Option or Stock Appreciation Right in which the Exercise Price is greater than the Fair Market Value of a share of Common Stock.

(i)                  Use of Proceeds.  The proceeds received by the Company from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

(j)                 Modification or Substitution of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards.  Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant's consent.  The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.  Notwithstanding the foregoing, without approval of the stockholders of the Company, an Award may not be modified to reduce the Exercise Price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided, that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 6 or Section 12, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the Exercise Price of such Award may continue to be the original Exercise Price even if such price is less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

(k)               Amendment and Termination of Plan.  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the certificate of incorporation and by-laws of the Company shall be required for any amendment (i) that changes the class of individuals eligible to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 6 or Section 12 hereof), (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded, (iv) if such amendment is a material amendment to the Plan, or (v) if such amendment eliminates a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the Plan.  Except as permitted under Section 6 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.  Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l)                  Section 409A of the Code.

(i)                 To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(ii)               Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(iii)              If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(iv)             Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

(m)              Notification of 83(b) Election.  If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n)                Detrimental Activity.  All Awards shall be subject to cancellation by the Committee if the Participant engages in any Detrimental Activity.  To the extent that a Participant engages in any Detrimental Activity prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall be entitled to recover from the Participant at any time within two (2) years after the exercise or vesting of the Award but prior to a Change in Control, and the Participant shall pay over to the Company with respect to any Award previously held by such Participant (i) an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (ii) any shares of Common Stock granted pursuant to any Award other than an Option, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (iii) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award.  In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

(o)               Disclaimer of Rights.  No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company.  The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p)               Unfunded Status of Plan.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q)               Nonexclusivity of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

(r)                 Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant's level of compensation.

(s)                Headings.  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t)                 Pronouns.  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u)                Successors and Assigns.  The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant's estate, devisee, or heir at law.

(v)                Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w)           Notices.  Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to the Company, to its principal place of business, attention: Treasury Department, and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX B

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Twelve Months Ended
	December 26, 2010	December 27, 2009
Adjusted earnings from continuing operations	$17,064	$160
Impairment of goodwill and other intangibles, net of tax benefit	-	(1,766)
Restructuring and other charges, net of tax benefit	(2,011)	(4,318)
Earnings (loss) from continuing operations	15,053	(5,924)
Loss from discontinued operations, net of tax	(160)	(404)
Net earnings (loss)	$14,893	$(6,328)

Per share-Diluted amounts (1) :
Adjusted earnings from continuing operations	$0.31	$-
Impairment of goodwill and other intangibles, net of tax benefit	-	(0.03)
Restructuring and other charges, net of tax benefit	(0.04)	(0.08)
Earnings (loss) from continuing operations	0.28	(0.11)
Loss from discontinued operations, net of tax	-	(0.01)
Net earnings (loss)	$0.27	$(0.12)
Weighted-average shares used in computation of earnings (loss) per share	54,606	51,810

(1) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Twelve Months Ended
	December 26, 2010	December 27, 2009
Adjusted EBITDA from continuing operations	$62,478	$33,964
Interest income	129	173
Interest expense	(5,882)	(4,126)
Impairment of goodwill and other intangibles	-	(2,900)
Restructuring and other charges	(3,302)	(7,091)
Depreciation and amortization	(26,826)	(27,021)
Earnings (loss) from continuing operations before income taxes	26,597	(7,001)
Income tax (expense) benefit	(11,544)	1,077
Earnings (loss) from continuing operations	$15,053	$(5,924)
Adjusted EBITDA as a percentage of revenue	3.0%	2.0%

SFN Group, Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP).  Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related items.  Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives and impairment of goodwill and other intangibles.  Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, impairment of goodwill and other intangibles, restructuring and other charges, taxes, depreciation and amortization from earnings (loss) from continuing operations.  Adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations.  Adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

B-1

SFNGROUP, INC.
2050 SPECTRUM BLVD.
FORT LAUDERDALE, FL 33309

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 16, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by SFN Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 16, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SFN Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M33698-P10948 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SFN GROUP, INC.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

Nominees: **Class III**
01) James J. Forese
02) Lawrence E. Gillespie, Sr.
03) J. Ian Morrison

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends that you vote FOR the following proposal:

	For	Against	Abstain
Item 2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2011 fiscal year.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

	For	Against	Abstain
Item 3. The approval of the Company's Amended and Restated 2006 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

	For	Against	Abstain
Item 4. The approval, on an advisory basis, of the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends that you vote FOR every "1 Year" on the following proposal:

	1 Year	2 Years	3 Years	Abstain
Item 5. The approval, on an advisory basis, of the frequency for future advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Such other business may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for SFN Group, Inc. Annual Meeting of Stockholders to be held on May 17, 2011: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M33699-P10948

Annual Meeting of Stockholders - May 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of SFN Group, Inc., a Delaware corporation ("SFN"), hereby acknowledge(s) receipt of the Notice of the 2011 Annual Meeting of Stockholders and related Proxy Statement and SFN's 2010 Annual Report to Stockholders. The undersigned hereby appoint(s) Mark W. Smith and Thad S. Florence, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, to vote on behalf and in the name of the undersigned, all shares of common stock, which the undersigned would be entitled to vote if then and there personally present at the Annual Meeting of Stockholders, to be held May 17, 2011 at 9:00 a.m., EDT at SFN corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournment or adjournments thereof, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments: ____________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated, on the reverse side.)